Exhibit 4.148

CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
$319,880,000 CLASS A ASSET BACKED NOTES
$117,300,000 CLASS B ASSET BACKED NOTES
$162,820,000 CLASS C ASSET BACKED NOTES

_________________________________
INDENTURE

Dated as of August 20, 2026
________________________________
COMPUTERSHARE TRUST COMPANY, N.A.
as the Trust Collateral Agent/Indenture Trustee
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
as the Issuer

Page
ARTICLE I Definitions and Incorporation by Reference    2
SECTION 1.1.    Definitions.    2
SECTION 1.2.    Rules of Construction.    9
ARTICLE II The Notes    9
SECTION 2.1.    Form.    9
SECTION 2.2.    Execution, Authentication and Delivery.    9
SECTION 2.3.    Registration of Transfer and Exchange of Notes.    10
SECTION 2.4.    Mutilated, Destroyed, Lost, or Stolen Notes.    16
SECTION 2.5.    Persons Deemed Owners.    17
SECTION 2.6.    Access to List of Noteholders’ Names and Addresses.    17
SECTION 2.7.    Maintenance of Office or Agency.    17
SECTION 2.8.    Payment of Principal and Interest; Defaulted Interest.    17
SECTION 2.9.    Release of Collateral.    18
ARTICLE III Covenants, Representations and Warranties    18
SECTION 3.1.    Payment of Principal and Interest.    18
SECTION 3.2.    Maintenance of Office or Agency.    19
SECTION 3.3.    Money for Payments to be Held in Trust.    19
SECTION 3.4.    Existence.    20
SECTION 3.5.    Protection of Trust Property.    21
SECTION 3.6.    Opinions as to Trust Property.    21
SECTION 3.7.    Performance of Obligations; Servicing of Contracts.    22
SECTION 3.8.    Negative Covenants.    23
SECTION 3.9.    Annual Statement as to Compliance.    24
SECTION 3.10.    Issuer May Consolidate, Etc. Only on Certain Terms.    24
SECTION 3.11.    Successor or Transferee.    25
SECTION 3.12.    No Other Business.    26
SECTION 3.13.    No Borrowing.    26
SECTION 3.14.    Guarantees, Loans, Advances and Other Liabilities.    26
SECTION 3.15.    Capital Expenditures.    26
SECTION 3.16.    Compliance with Laws.    26

(continued)
                                                Page
SECTION 3.17.    Restricted Payments.    26
SECTION 3.18.    Notice of Indenture Events of Default; Notice of Repurchase
Request.    27
SECTION 3.19.    Further Instruments and Acts.    27
SECTION 3.20.    Amendments of Sale and Servicing Agreement and Trust
Agreement.    28
SECTION 3.21.    Income Tax Characterization.    28
SECTION 3.22.    Perfection Representations, Warranties and Covenants.    28
ARTICLE IV Satisfaction and Discharge    28
SECTION 4.1.    Satisfaction and Discharge of Indenture.    28
SECTION 4.2.    Application of Trust Money.    30
SECTION 4.3.    Repayment of Moneys Held by Paying Agent.    30
ARTICLE V Events of Default; Remedies    30
SECTION 5.1.    Indenture Events of Default.    30
SECTION 5.2.    Rights Upon Indenture Event of Default.    32
SECTION 5.3.    Collection of Indebtedness and Suits for Enforcement by
Indenture Trustee.    34
SECTION 5.4.    Remedies.    36
SECTION 5.5.    Optional Preservation of the Trust Property.    37
SECTION 5.6.    [Reserved].    37
SECTION 5.7.    Limitation of Suits.    37
SECTION 5.8.    Unconditional Rights of Noteholders To Receive Principal and Interest.    38
SECTION 5.9.    Restoration of Rights and Remedies.    38
SECTION 5.10.    Rights and Remedies Cumulative.    39
SECTION 5.11.    Delay or Omission Not a Waiver.    39
SECTION 5.12.    [Reserved].    39
SECTION 5.13.    Undertaking for Costs.    39
SECTION 5.14.    Waiver of Stay or Extension Laws.    39
SECTION 5.15.    Action on Notes.    40
SECTION 5.16.    Performance and Enforcement of Certain Obligations.    40

(continued)
                                                Page
ARTICLE VI The Indenture Trustee    40
SECTION 6.1.    Duties of Indenture Trustee.    40
SECTION 6.2.    Rights of Indenture Trustee.    42
SECTION 6.3.    Individual Rights of Indenture Trustee.    45
SECTION 6.4.    Indenture Trustee’s Disclaimer.    45
SECTION 6.5.    Notice of Indenture Events of Default.    45
SECTION 6.6.    Reports by Indenture Trustee to Holders.    45
SECTION 6.7.    Compensation.    46
SECTION 6.8.    Replacement of Indenture Trustee.    46
SECTION 6.9.    Successor Indenture Trustee by Merger.    48
SECTION 6.10.    Appointment of Trust Collateral Agent.    48
SECTION 6.11.    Appointment of Co-Indenture Trustee or Separate Indenture
Trustee.    48
SECTION 6.12.    Eligibility.    49
SECTION 6.13.    Trust Collateral Agent to Follow Indenture Trustee’s
Directions.    50
SECTION 6.14.    Representations and Warranties of the Indenture Trustee.    50
SECTION 6.15.    Waiver of Setoffs.    51
SECTION 6.16.    Reserved.    51
SECTION 6.17.    Disqualification of the Indenture Trustee.    51
SECTION 6.18.    Authorization and Direction.    51
SECTION 6.19.    Action under the Intercreditor Agreement.    51
ARTICLE VII Noteholders’ Lists and Reports    51
SECTION 7.1.    Issuer To Furnish To Indenture Trustee Names and Addresses
of Noteholders.    51
SECTION 7.2.    Preservation of Information.    52
ARTICLE VIII Accounts, Disbursements and Releases    52
SECTION 8.1.    Collection of Money.    52
SECTION 8.2.    Release of Trust Property.    52
SECTION 8.3.    Opinion of Counsel.    53
ARTICLE IX Supplemental Indentures    53

(continued)
                                                Page
SECTION 9.1.    Supplemental Indentures Not Adversely Affecting Rights of Noteholders.    53
SECTION 9.2.    Supplemental Indentures with Consent of Noteholders.    54
SECTION 9.3.    Execution of Supplemental Indentures.    56
SECTION 9.4.    Effect of Supplemental Indenture.    56
SECTION 9.5.    Reference in Notes to Supplemental Indentures.    56
ARTICLE X Redemption of Notes    57
SECTION 10.1.    Redemption.    57
SECTION 10.2.    Form of Redemption Notice.    57
SECTION 10.3.    Notes Payable on Redemption Date.    58
ARTICLE XI Miscellaneous    58
SECTION 11.1.    Compliance Certificates and Opinions, etc.    58
SECTION 11.2.    Form of Documents Delivered to Indenture Trustee.    59
SECTION 11.3.    Acts of Noteholders.    60
SECTION 11.4.    Notices, etc. to Indenture Trustee, Issuer, and Rating Agencies.    61
SECTION 11.5.    Notices to Noteholders; Waiver.    61
SECTION 11.6.    Alternate Payment and Notice Provisions.    62
SECTION 11.7.    Effect of Headings and Table of Contents.    62
SECTION 11.8.    Successors and Assigns.    62
SECTION 11.9.    Separability.    63
SECTION 11.10. Benefits of Indenture.    63
SECTION 11.11. Legal Holidays.    63
SECTION 11.12. GOVERNING LAW; WAIVER OF JURY TRIAL;
JURISDICTION.    63
SECTION 11.13. Counterparts.    63
SECTION 11.14. Recording of Indenture.    64
SECTION 11.15. Trust Obligation.    64
SECTION 11.16. No Petition.    64
SECTION 11.17. Inspection.    65
SECTION 11.18. Maximum Interest Payable.    65
SECTION 11.19. No Legal Title in Holders.    66

(continued)
                                                Page
SECTION 11.20. Third Party Beneficiary.    66
SECTION 11.21. Multiple Roles.    66
SECTION 11.22. AML Law.    66
SECTION 11.23. Concerning the Owner Trustee.    67
EXHIBIT A-1    Form of Class A Note .............................................................................A-1-1
EXHIBIT A-2    Form of Class B Note..............................................................................A-2-1
EXHIBIT A-3    Form of Class C Note..............................................................................A-3-1
EXHIBIT B    Form of Transferee Representation Letter ................................................ B-1

SCHEDULE A        Perfection Representations, Warranties and Covenants…… Schedule A-1

INDENTURE dated as of August 20, 2026, between CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2, a Delaware statutory trust (the “Issuer”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States, as trust collateral agent (the “Trust Collateral Agent”) and as indenture trustee (the “Indenture Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s $319,880,000 Class A 5.01% Asset Backed Notes,
$117,300,000 Class B 5.29% Asset Backed Notes and $162,820,000 Class C 5.51% Asset Backed Notes:
GRANTING CLAUSE
The Issuer hereby grants to the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders, as their respective interests may appear, a first-priority perfected security interest in all of the Issuer’s right, title and interest in and to all assets and personal property of the Issuer, including but not limited to, all of the Issuer’s accounts, chattel paper, goods, deposit accounts, documents, general intangibles, instruments, investment property, letter of credit rights, money and supporting obligations and all proceeds of the foregoing (as each such term is defined in the UCC) whether now owned or hereafter acquired (collectively, the “Collateral”), which Collateral shall be held by the Trust Collateral Agent on behalf of the Indenture Trustee, subject to the lien of this Indenture.
The foregoing grant is made in trust as security for the prompt and complete payment when due by the Issuer of the Issuer Secured Obligations. Such grant shall include all rights, powers and options (but none of the obligations) of the Issuer, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Issuer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive thereunder or with respect thereto.
The Indenture Trustee hereby acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability in order that the interests of the parties and the Noteholders, recognizing the priorities of their respective interests, may be adequately and effectively protected.
The Indenture Trustee, solely in its capacity as the named secured party or assignee of secured party on financing statements naming Credit Acceptance, the Seller or the Issuer as debtor or seller, acknowledges that in such capacity it is acting as a representative, within the meaning of Section 9-502(a)(2) of the UCC, for itself, the Trust Collateral Agent, the Noteholders, the Issuer and the Seller, to the extent and as their interests as secured parties with security interests in the collateral indicated on such financing statements may be.

It is the intention of the Issuer and the Indenture Trustee that this grant constitutes a grant or assignment of a valid, first priority security interest in the Issuer’s rights in the Collateral, free and clear of all Liens (other than the security interest granted herein) to the Indenture Trustee. This Indenture shall be deemed to create a security interest and deemed to be a security agreement with respect to the Collateral within the meaning of Article 1, Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of New York and Delaware and under the law of all jurisdictions governing the creation and perfection of security interests in the Collateral.
ARTICLE I

Definitions and Incorporation by Reference SECTION 1.1.    Definitions.
(a)Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture.
(b)Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement or the Trust Agreement.
“Act” has the meaning specified in Section 11.3(a).
“Authorized Officer” means, (i) with respect to the Issuer, any Authorized Officer of the Administrator, any Authorized Officer of Credit Acceptance, or any Authorized Officer of the Owner Trustee or any member of the Board of Trustees of the Issuer; (ii) with respect to the Owner Trustee, any officer of the Owner Trustee who is identified on the list of officers delivered by the Owner Trustee on the Closing Date (as such list may be modified or supplemented from time to time), (iii) with respect to the Servicer, any officer or agent of the Servicer, and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee, the Trust Collateral Agent and the Backup Servicer on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (iv) with respect to any other Person, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, the Managing Member and each other officer of such Person customarily performing functions similar to those performed by any of the above designated officers, and with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject or such officer specifically authorized in resolutions of the board of directors or equivalent governing body of such Person to sign agreements, instruments or other documents in connection with Basic Documents on behalf of such Person.
“Benefit Plan Investor” means a “benefit plan investor” as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and includes (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Part 4, Subtitle B, Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies, and (iii) an entity whose underlying assets include plan assets by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Certificate Interest” has the meaning given to such term in the Trust Agreement.
“Class A Notes” means the 5.01% Class A Asset Backed Notes of the Issuer, substantially in the form of Exhibit A-1 hereto.
“Class A Note Rate” means 5.01% per annum.
“Class B Notes” means the 5.29% Class B Asset Backed Notes of the Issuer, substantially in the form of Exhibit A-2 hereto.
“Class B Note Rate” means 5.29% per annum.
“Class C Notes” means the 5.51% Class C Asset Backed Notes of the Issuer, substantially in the form of Exhibit A-3 hereto.
“Class C Note Rate” means 5.51% per annum.
“Clearing Agency” means The Depository Trust Company or its successor, which shall be an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.
“Clearing Agency Participant” means The Depository Trust Company, and its successors, each of which shall be a broker, dealer, bank or other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and treasury regulations promulgated thereunder.
“Collateral” has the meaning set forth in Granting Clause.
“Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Dealer Agreement Rights” means, with respect to any Dealer
Agreement listed on Schedule A to the Sale and Servicing Agreement, or listed on any addendum thereto, the rights of Credit Acceptance thereunder related to loans made to the related Dealer which are not Dealer Loans owned by the Issuer, including rights of set-off and rights of indemnification, related to such Dealer Loans.
“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations promulgated thereunder or official interpretations thereof.
“Indebtedness” means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f)

obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; provided that the amount of such indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as reasonably determined in good faith by the Issuer) of the property subject to such lien; or (h) obligations of such Person under any interest rate or currency exchange agreement.
“Indenture” means this Indenture as amended and supplemented from time to time. “Indenture Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Indenture Event of Default.
“Indenture Event of Default” has the meaning given such term in Section 5.1 herein. “Indenture Trustee” means Computershare Trust Company, N.A., a national banking association organized under the laws of the United States, not in its individual capacity but as trustee under this Indenture, or any successor trustee under this Indenture.
“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, the Originator, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Originator, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, the Originator, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order, in the exercise of reasonable care, which opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
“Institutional Accredited Investor” shall have the meaning given to that term in Section 2.3(a) hereof.
“Interest Period” means the period from and including the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to, but excluding the current Distribution Date.
“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.
“Issuer Secured Obligations” means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Indenture Trustee for the benefit of the Indenture Trustee and the Noteholders under this Indenture, the Notes or the other Basic Documents.
“Majority Noteholders” means the Holders of a majority by principal amount of the most senior then outstanding class of Notes.
“Note” means a Class A Note, Class B Note or Class C Note.
“Note Owner” means, with respect to any Note registered in the name of the Clearing Agency or its nominee, the Person who is the beneficial owner of such Note, as reflected on the books of the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
“Note Register” and “Note Registrar” mean the register maintained and the registrar appointed pursuant to Section 2.3 hereof.
“Noteholder” or “Holder” means the Person in whose name a Note shall be registered in the Note Register.
“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 hereof.
“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, or as otherwise required by the Indenture Trustee, be employees of or counsel to the Issuer and who shall be reasonably satisfactory to the Indenture Trustee, and which shall comply with any applicable requirements of Section 11.1 hereof, and shall be in form and substance reasonably satisfactory to the Indenture Trustee.
“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:
(i)Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;
(ii)Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture); and

(iii)Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;
provided, however, that (x) in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, the Servicer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons and (y) to the extent that the Indenture Trustee is a Noteholder, Notes owned by the Indenture Trustee shall be disregarded for purposes of Section 6.8(b) hereof.
“Outstanding Amount” means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at any date of determination.
“Owner Trustee Fee” has the meaning given to such term in the Trust Agreement. “Paying Agent” means the Indenture Trustee (so long as Computershare Trust
Company, N.A. is acting as the Indenture Trustee) or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.12 and is authorized by the Issuer to make the payments to and distributions from the Collection Account, the Note Distribution Account, the Reserve Account, the Principal Distribution Account and the Certificate Distribution Account including payment of principal of or interest on the Notes on behalf of the Issuer.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Qualified Institutional Buyer” shall have the meaning given to that term in Section
2.3(a) hereof.
“Record Date” means, with respect to a Distribution Date and a class of Notes, (i)
for Notes held in book-entry form, the day immediately preceding such Distribution Date; or (ii) for Notes held in definitive form, the last day of the calendar month preceding such Distribution Date; provided that the Record Date with respect to the First Distribution Date shall be the Closing Date.
“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 hereof, the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.1 hereof.

“Redemption Price” means in the case of a redemption of the Notes pursuant to Section 10.1 hereof an amount equal to the unpaid principal amount of the Outstanding Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date plus all amounts due to the Indenture Trustee, the Backup Servicer and the Owner Trustee under the Basic Documents.
“Repurchase Request” has the meaning given such term in Section 3.18 herein.
“Required Long-Term Debt Rating” means a rating on long-term unsecured debt obligations of no lower than investment grade by Moody’s and by S&P (or other equivalent rating by a nationally recognized rating agency), and any requirement that long-term unsecured debt obligations have the “Required Long-Term Debt Rating” means that such long-term unsecured debt obligations have the foregoing required rating.
“Responsible Officer” means, with respect to the Indenture Trustee, the Trust Collateral Agent, the Paying Agent, any officer within the Corporate Trust Office of the Indenture Trustee, the Trust Collateral Agent, the Paying Agent, or the Owner Trustee, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Associate, Trust Officer or any other officer of the Indenture Trustee, the Trust Collateral Agent, or the Paying Agent customarily performing functions similar to those performed by any of the above designated officers, or any other officer of such entity working in a corporate trust office of such entity to whom a matter is referred because of such officer’s knowledge and familiarity with the particular subject, in each case with direct responsibility for the administration of the Indenture and, with respect to the Owner Trustee, shall have the meaning set forth in the Trust Agreement.
“Retained Noteholder” means any Person in whose name a Retained Note of any Class is registered in the Note Register.
“Retained Notes” means the Class C Notes to the extent retained on the Closing Date by Credit Acceptance or one of its Affiliates, for so long as such Notes are retained by Credit Acceptance or one of its Affiliates and, if transferred or assigned by Credit Acceptance or one of its Affiliates, until an Opinion of Counsel has been rendered with respect to the Class of such Notes that the Notes of such Class or any interest therein will be treated as debt for U.S. federal income tax purposes.
“Rule 144A” means Rule 144A of the Securities Act.
“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of the Closing Date, among the Issuer, the Seller, Credit Acceptance, in its individual capacity and as the Servicer, the Trust Collateral Agent, Indenture Trustee and the Backup Servicer, as the same may be amended or supplemented from time to time in accordance with its terms.
“Subsidiary” means, with respect to any Person, any corporation or other Person
(a)of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.
“Targeted Holder” means each holder of (i) a right to receive interest or principal with respect to the Retained Notes, (ii) any interest in the Trust with respect to which an Opinion of Counsel has not been rendered that such interest will be treated as debt for federal income tax purposes, and (iii) a right to receive any amount in respect of the Trust Certificate; provided, however, that any Person holding more than one right or interest each of which would cause such Person to be a Targeted Holder shall be treated as a single Targeted Holder.
“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not cause the Notes of any outstanding class of Notes that were characterized as debt at the time of their issuance to be characterized as other than debt, (b) such action will not cause the Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Holder.
“Termination Date” means the date on which all amounts owing to the Noteholders and, as certified in writing by the relevant party to the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Owner Trustee and the Backup Servicer under the Basic Documents are paid in full.
“Trust Certificate” has the meaning set forth in the Trust Agreement.
“Trust Collateral Agent” means, initially, Computershare Trust Company, N.A., in its capacity as collateral agent on behalf of the Indenture Trustee for the benefit of the Noteholders, until and unless a successor Person shall have become the Trust Collateral Agent pursuant to the Sale and Servicing Agreement, and thereafter “Trust Collateral Agent” shall mean such successor Person.
“Trust Property” means (i) the Loans listed on Schedule A to the Sale and Servicing Agreement as the same may be amended from time to time; (ii) all rights under the Dealer Agreements and Purchase Agreements related thereto (other than the Excluded Dealer Agreement Rights), including Credit Acceptance’s right to service the Loans and the related Contracts and receive the related servicing fee and receive reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements and Purchase Agreements; (iii) Collections (other than Dealer Collections) after the applicable Cut-off Date; (iv) an ownership interest in each Contract evidencing a Purchased Loan and a security interest in each Contract securing each Dealer Loan; (v) all records and documents relating to the Loans and the Contracts; (vi) all security interests purporting to secure payment of the Loans; (vii) all security interests purporting to secure payment of each Contract (including a security interest in each Financed Vehicle); (viii) all guarantees, insurance or other agreements or arrangements securing the Contracts; (ix) the Seller’s rights under the Sale and Contribution Agreement; (x) all of the Issuer’s rights under the Sale and Contribution Agreement and the Sale and Servicing Agreement;

(xi) the Collection Account, the Reserve Account, the Principal Collection Account and the Note Distribution Account, amounts on deposit in those accounts and eligible investments of amounts on deposit in those accounts; and (xii) all Proceeds of the foregoing.
SECTION 1.2. Rules of Construction. Unless the context otherwise requires:
(i)a term has the meaning assigned to it;
(ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;
(iii)“or” is not exclusive;
(iv)“including” means including without limitation; and
(v)words in the singular include the plural and words in the plural include the singular.
ARTICLE II

The Notes
SECTION 2.1.    Form.
The Class A Notes, the Class B Notes and the Class C Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1, A-2 and A-3 hereto, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
Each Note shall be dated the date of its authentication. The terms of each of the Class A Notes set forth in Exhibit A-1 hereto, the Class B Notes set forth in Exhibit A-2 hereto and the Class C Notes set forth in Exhibit A-3 hereto are part of the terms of this Indenture.
SECTION 2.2.    Execution, Authentication and Delivery.
The Notes shall be executed on behalf of the Issuer by any of the Authorized Officers of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
The Indenture Trustee shall upon receipt of the Issuer Order authenticate and deliver the Class A Notes for original issue in an aggregate principal amount of $319,880,000, Class B Notes for original issue in the aggregate principal amount of $117,300,000 and Class C Notes for original issue in the aggregate principal amount of $162,820,000. The Class A Notes, Class B Notes and Class C Notes outstanding at any time may not exceed such amounts.
Each Note shall be dated the date of its authentication. The Class A Notes, the Class B Notes and the Class C Notes shall be issuable as registered Notes in the minimum denomination of $50,000 and integral multiples of $1,000 thereafter.
It is intended that the Class A Notes, the Class B Notes and the Class C Notes be registered so as to participate in a book-entry system with the Clearing Agency as set forth herein. The Class A Notes, the Class B Notes and the Class C Notes shall each be initially issued in the form of a single fully-registered note for Qualified Institutional Buyers and a single fully-registered note for Institutional Accredited Investors, if any, with a denomination in the aggregate equal to the original principal balance of such class of Notes. Upon initial issuance, the ownership of such Notes shall be registered in the Note Register in the name of Cede & Co., or any successor thereto, as nominee for the Clearing Agency.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
SECTION 2.3.    Registration of Transfer and Exchange of Notes.
(a)The Note Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 2.7, a Note Register in which, subject to such reasonable regulations as it may prescribe, the Indenture Trustee shall provide for the registration of Notes and for transfers and exchanges of Notes as herein provided. Computershare Trust Company, N.A. shall be the initial Note Registrar. Computershare Trust Company, N.A. shall be the Note Registrar so long as it is acting as Indenture Trustee hereunder. In the event that, subsequent to the Closing Date, the Indenture Trustee notifies the Seller that it is unable to act as Note Registrar, the Seller shall appoint another bank or trust company, having an office or agency located in St. Paul, Minnesota or the Borough of Manhattan, The City of New York, agreeing to act in accordance with the provisions of this Indenture applicable to it, and otherwise acceptable to the Indenture Trustee, to act as successor Note Registrar under this Indenture. If at any time the Indenture Trustee is not the Note Registrar, the Note Registrar shall make available to the Indenture Trustee ten (10) days prior to each Distribution Date and at such other times as the

Indenture Trustee may reasonably request the names and addresses of the Holders as they appear in the Note Register.
No sale, conveyance, assignment, hypothecation, pledge, participation, or any other transfer (each, a “Transfer”) of a Note shall be made unless such Transfer is (A) for so long as such Notes are eligible for resale pursuant to Rule 144A, to a Person the transferor reasonably believes after due inquiry is a “qualified institutional buyer” as defined in Rule 144A (“Qualified Institutional Buyer” or “QIB”) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A or (B) solely with respect to initial investors in such Note, made in a transfer exempt from the registration requirements of the Securities Act, to a Person that is an institutional “accredited investor” within the meaning of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act (an “Institutional Accredited Investor”) that purchases for its own account or for the account or accounts of an Institutional Accredited Investor.
No portion of the Retained Notes or any interest therein may be transferred, directly or indirectly, to any Person (other than Credit Acceptance Funding LLC 2026-2 in the initial offering, which shall not be subject to any of the transfer restrictions set forth herein that relate specifically to each initial purchaser) except in accordance with this Section 2.3(a). No portion of the Retained Notes or any interest therein may be Transferred to any Person (each, an “Assignee”), unless the Assignee shall have executed and delivered the certifications referred to in this Section
2.3 and, except in connection with the initial Transfer of the Retained Notes to the Retained Noteholders, the Indenture Trustee has received a Tax Opinion with respect to such Transfer. Any attempted Transfer that would cause the number of Targeted Holders to exceed ninety-five shall be void. Upon request by a Retained Noteholder, the number of Targeted Holders shall be disclosed to such requesting Retained Noteholder.
All Opinions of Counsel required in connection with any transfer shall be by counsel reasonably acceptable to the Indenture Trustee.
Only upon receipt by the Indenture Trustee of the written consent of each of the Seller and the Servicer to such Transfer shall the Retained Notes (or such portion thereof) be transferred upon the Note Register; provided, however, that such consent shall only be withheld based upon the reasonable belief of the Seller or the Servicer that such Transfer may cause the number of Targeted Holders to exceed ninety-five. Such Transfers of all or any portion of the Retained Notes shall be subject to the restrictions set forth in this Section 2.3(a). Successive registrations and registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.
Each Assignee shall certify to the Seller, the Servicer, and the Indenture Trustee that it is, for federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Retained Notes may constitute unrelated business taxable income, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) (a) a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more persons described in this paragraph are able to control all substantial decisions or (b) a trust for which a valid election has been made to be treated as a United States person. Each Assignee also shall agree that it will furnish to the Person from whom it is acquiring any interest in the Retained Notes, the Seller, the Servicer, and the Indenture Trustee, a properly executed U.S. Internal Revenue Service Form W-9 (and will agree to furnish a new Form W-9, or any successor applicable form, upon the expiration or obsolescence of any previously delivered form) and such other certifications, representations or Opinions of Counsel as may be requested by the Indenture Trustee.
Each Assignee shall certify to the Seller, the Servicer, and the Indenture Trustee that it has not acquired and it will not Transfer any interest in the Retained Notes, or cause an interest in the Retained Notes to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any Treasury regulations thereunder, including an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. In addition, any Assignee shall certify to the Seller, the Servicer, and the Indenture Trustee, prior to any delivery or Transfer to it of any Retained Notes,
(i) that it is not and will not become (and that, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a) (a “DRE”), its owner is not and will not become), for so long as it holds an interest in the Retained Notes, a partnership, Subchapter S corporation or grantor trust for U.S. federal income tax purposes (a “Flow-Thru Entity”), or (ii) that if it (or, if it is a DRE, its owner) is, or becomes, a Flow-Thru Entity, for so long as it (or, if it is a DRE, its owner) is a Flow-Thru Entity and it holds an interest in the Retained Notes, not more than 50% of the value of any interests in it (or, if it is a DRE, its owner) will be attributable to interests in the Trust held by it. Each initial purchaser of an interest in the Retained Notes acknowledges that the Opinion of Counsel to the effect that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation is dependent in part on the accuracy of its certifications described in this Section 2.3(a).
Each Assignee shall certify to the Seller, the Servicer, and the Indenture Trustee (i) that it has purchased its interest in the Retained Notes for investment only and not with a view to any public distribution thereof and (ii) that it will not offer, sell, pledge or otherwise transfer its interest in all or any portion of the Retained Notes, except in compliance with the Securities Act and other applicable laws and only (1) to the Seller, (2) pursuant to Rule 144A to a person who it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A or (3) pursuant to an exemption from the registration requirements of the Securities Act to a person that is an Institutional Accredited Investor in a transaction meeting such exemption purchasing for its own account or one or more accounts of an Institutional Accredited Investor in reliance upon such exemption. No Retained Noteholders will have the right to require the Seller to register the Retained Notes or any other securities under the Securities Act or any other securities laws.
The purchaser or transferee of each Class A Note, Class B Note or Class C Note or any interest therein shall be deemed to represent and warrant that either (a) it is not, and is not directly or indirectly acquiring such Note or interest therein for, on behalf of or with any assets of, an employee benefit plan subject to the fiduciary responsibility provisions of Title I of ERISA, a plan subject to Section 4975 of the Code, an entity whose underlying assets are deemed to include “plan assets” of any such plan, or a plan or other arrangement subject to any provision under any federal, state, local or other laws or regulations that are substantively similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”), or (b) its acquisition, holding and disposition of such Note or interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a non-exempt violation of Similar Law.
If the purchaser or transferee of a Class A Note, Class B Note or Class C Note or any interest therein is a Benefit Plan Investor or a Plan subject to Similar Law, then the fiduciary of the Benefit Plan Investor or plan subject to Similar Law will be deemed to acknowledge and agree that none of the Issuer, the Seller, the Servicer, the Owner Trustee, or the Initial Purchasers or any of their affiliates, or the Backup Servicer, the Indenture Trustee, or the Trust Collateral Agent has acted or will act as a fiduciary to the Benefit Plan Investor or plan subject to Similar Law in connection with its investment in the Notes.
Neither the Issuer nor the Indenture Trustee is obligated to register the Notes under the Securities Act or any other securities law. Any transfer in violation of the provisions of this Section 2.3 shall be void ab initio.
(b)The Class A Notes, the Class B Notes and the Class C Notes shall be held in book-entry form and registered in the name of a nominee designated by the Clearing Agency (and may be aggregated as to denominations with other Notes of such class held by the Clearing Agency). With respect to Notes held in book-entry form:
(i)the Note Registrar, the Trust Collateral Agent and the Indenture Trustee will be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such class or classes of Notes and the giving of instructions or directions hereunder) as the sole holder of such class or classes of Notes, and shall have no obligation to the Note Owners;
(ii)the rights of such Note Owners will be exercised only through the Clearing Agency and will be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the applicable depository agreement;
(iii)whenever this Indenture or any of the Basic Documents requires or permits actions to be taken based upon instructions or directions of Holders of such class or classes of Notes evidencing a specified percentage of the Class A Note Balance, the Class B Note Balance or the Class C Note Balance, as applicable, the Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the relevant class of Notes and has delivered such instructions to the Indenture Trustee; and

(iv)without the consent of the Seller and the Indenture Trustee, no such class of Notes may be transferred by the Clearing Agency except to a successor Clearing Agency that agrees to hold such Note for the account of the Note Owners or except upon the election of the Note Owner thereof or a subsequent transferee to hold such Note in physical form.
Neither the Indenture Trustee nor the Note Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Note an interest in which is transferable through the facilities of the Clearing Agency.
The global Notes held in book-entry form will be issued as definitive Notes to Noteholders or their nominees rather than to the Clearing Agency or its nominee, only if (i) (A) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Class A Notes, the Class B Notes or the Class C Notes as described in the applicable depository agreement and (B) the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) Note Owners representing beneficial interests in Class A Notes aggregating not less than a majority of the Class A Note Balance, in respect of the Class A Notes, Note Owners representing beneficial interests in the Class B Notes aggregating not less than a majority of the Class B Note Balance, in respect of the Class B Notes, or Note Owners representing beneficial interests in the Class C Notes aggregating not less than a majority of the Class C Note Balance, in respect of the Class C Notes, advise the Indenture Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency with respect to such class is no longer in the best interests of the related Note Owners, then the Indenture Trustee shall notify all such Note Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of definitive Class A Notes, definitive Class B Notes or definitive Class C Notes, as applicable, to such Note Owners requesting the same. Upon surrender to the Indenture Trustee of the related Notes by the Clearing Agency accompanied by registration instructions from the Clearing Agency, the Indenture Trustee shall issue definitive Notes of the related class and deliver such definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of definitive Class A Notes, definitive Class B or definitive Class C Notes, the Indenture Trustee shall recognize the Holders of the definitive Class A Notes, definitive Class B Notes or definitive Class C Notes, as applicable, as Noteholders hereunder. The Indenture Trustee shall not be liable if the Seller is unable to locate a qualified successor Clearing Agency.
(c)In order to preserve the exemption for resales and transfers provided by Rule 144A, the Issuer shall provide to any Holder of a Class A Note, Class B Note or Class C Note and any prospective purchaser designated by such Holder, upon request of such Holder or such prospective purchaser, such information required by Rule 144A as will enable the resale of such Note to be made pursuant to Rule 144A. The Servicer and the Indenture Trustee shall cooperate with the Issuer in providing the Issuer such information regarding the Class A Notes,

Class B Notes and Class C Notes, the Collateral and other matters regarding the Trust as the Issuer shall reasonably request to meet its obligations under the preceding sentence.
(d)Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Indenture Trustee shall, subject to Section 2.3(a), authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized denominations of a like class and aggregate amount dated the date of authentication by the Indenture Trustee. At the option of a Holder, Notes may be exchanged for other Notes of the same class in authorized denominations of a like aggregate amount upon surrender of the Notes to be exchanged at the Corporate Trust Office.
(e)Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder or his or her attorney duly authorized in writing. Each Note surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Indenture Trustee in accordance with its customary practice.
Any Holder of a definitive Note issued in physical form may transfer such Note or exchange a certificate representing such Note in whole or in part (in a number equal to any authorized denomination) by surrendering the definitive Note issued in physical form at the Corporate Trust Office of the Indenture Trustee, together with an executed instrument of assignment and a transferee representation letter substantially in the form attached as Exhibit B hereto. In exchange for any definitive Notes issued in physical form properly presented for transfer with all necessary accompanying documentation, the Indenture Trustee, will within five (5) Business Days of such request, deliver at the corporate trust office of the Indenture Trustee, to the transferee or send by first-class mail at the risk of the transferee to such address as the transferee may request, definitive Notes issued in physical form for a like amount of such definitive Notes issued in physical form as may be requested. The presentation for transfer of any definitive Notes issued in physical form will not be valid unless made at the Corporate Trust Office of the Indenture Trustee by the registered Holder in person, or by a duly authorized attorney-in-fact. The Holder of a definitive Note issued in physical form will not be required to bear the costs and expenses of effecting any transfer or registration of transfer, except that the relevant Holder will be required to bear (i) the expenses of delivery by other than regular mail (if any) and (ii) if the Issuer so requires, the payment of a sum sufficient to cover any duty, stamp tax or governmental charge or insurance charges that may be imposed in relation to such transfer.
(f)No service charge shall be made for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.
(g)Subject to Article IX hereof, the Notes and this Indenture may be amended or supplemented from time to time, prior to the Termination Date, without the consent of any of the Noteholders, to modify restrictions on and procedures for resale and other transfers of the

Notes to reflect any change in applicable law or regulations (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.
All Noteholders shall deliver to the Indenture Trustee and the Issuer prior to the first Distribution Date and at any time or times required by Applicable Law, (i) a correct, complete and properly executed U.S. IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-8EXP (with appropriate attachments), or any successor form, as applicable (“Noteholder Tax Identification Information”) and (ii) any documentation that is required under FATCA or is otherwise necessary (in the sole determination of the Issuer, the Indenture Trustee, or other agent of the Issuer, as applicable) to enable the Issuer, the Indenture Trustee and any other agent of the Issuer to comply with their obligations under FATCA and to determine that such Noteholder (or holder of any beneficial interest in a Note) has complied with its obligations under FATCA, or to determine the amount to deduct and withhold from a payment (“Noteholder FATCA Information”). The Issuer hereby notifies the Indenture Trustee that FATCA withholding tax is applicable on payments to FATCA non-compliant payees.
Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with the Noteholder Tax Identification Information and, to the extent applicable, the Noteholder FATCA Information. In addition, each holder of a Note or an interest therein will be deemed to understand that the Indenture Trustee and any other agent of the Issuer may withhold interest and principal payable with respect to a Note (without any corresponding gross-up) on any Noteholder or beneficial owner of an interest in a Note that fails to comply with the foregoing requirements. Upon request from the Indenture Trustee, the parties hereto will provide such additional information that they may have to assist the Indenture Trustee in making any such withholdings or information reports.
(h)The Issuer represents that the Notes are of the type of debt instruments where payments under such debt instruments may be accelerated (i.e. made prior to final maturity) by reason of prepayments of other obligations securing such debt instruments.
SECTION 2.4.    Mutilated, Destroyed, Lost, or Stolen Notes.
If (a) any mutilated Note shall be surrendered to the Note Registrar, or if the Note Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Note and (b) there shall be delivered to the Note Registrar, the Issuer and the Indenture Trustee such security (i.e. surety bond) or indemnity as may be required by them to save each of them and the Issuer harmless, then in the absence of notice that such Note shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Note, a new Note of like tenor and denomination. In connection with the issuance of any new Note under this Section, the Indenture Trustee and the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Indenture Trustee may charge such Holder for its expenses (including the fees and expenses of its counsel) in replacing a Note. Any duplicate Note issued pursuant to this Section shall constitute conclusive evidence of ownership of such Note, as if originally issued, whether or not the lost, stolen, or destroyed Note shall be found at any time.
SECTION 2.5.    Persons Deemed Owners.
The Issuer, the Indenture Trustee, the Trust Collateral Agent, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to Section 5.08 of the Sale and Servicing Agreement and Section 5.2 hereof and for all other purposes whatsoever, and neither the Issuer, the Indenture Trustee, the Trust Collateral Agent nor the Note Registrar nor any such agent shall be bound by any notice to the contrary.
SECTION 2.6.    Access to List of Noteholders’ Names and Addresses.
The Indenture Trustee shall furnish or cause to be furnished to the Servicer, within fifteen (15) days after receipt by the Indenture Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Noteholders as of the most recent Record Date. If three or more Noteholders, or one or more Holders of Notes aggregating not less than 10% of the Aggregate Note Balance, apply in writing to the Indenture Trustee, and such application states that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Indenture Trustee shall, within five (5) Business Days after the receipt of such application, make available to such Noteholders access during normal business hours to the current list of Noteholders. Each Holder, by receiving and holding an interest in a Note, shall be deemed to have agreed to hold neither the Servicer nor the Indenture Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
SECTION 2.7.    Maintenance of Office or Agency.
The Indenture Trustee shall maintain in St. Paul, Minnesota, an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange and an office in St. Paul, Minnesota, where notices and demands to or upon the Indenture Trustee in respect of the Notes and this Indenture may be served. The Indenture Trustee initially designates the Corporate Trust Office as specified in this Indenture as its office for such purposes. The Indenture Trustee shall give prompt written notice to the Servicer and to Noteholders of any change in the location of the Note Register or any such office or agency.
SECTION 2.8.    Payment of Principal and Interest; Defaulted Interest.
(a)The Class A Notes shall accrue interest as provided in the form of the Class A Note set forth in Exhibit A-1 hereto, the Class B Notes shall accrue interest as provided in the form of the Class B Note set forth in Exhibit A-2 hereto and the Class C Notes shall accrue interest as provided in the form of the Class C Note set forth in Exhibit A-3 hereto, and such respective interest shall be due and payable on each Distribution Date as specified therein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date or on the Stated Final Maturity shall be paid as set forth in Section 5.09(a) of the Sale and Servicing Agreement.
(b)The principal of each Note shall be payable in installments on each Distribution Date as provided in the forms of the Class A Note, the Class B Note and the Class C Note, as set forth in Exhibits A-1, A-2 and A-3 hereto, respectively. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes, and all accrued interest thereon (if any), shall become due and payable, if not previously paid, upon the acceleration thereof after the occurrence of an Indenture Event of Default in the manner provided in Section 5.2. All principal payments on each class of Notes shall be made as provided in Section 5.2 and in Section 5.09(a) of the Sale and Servicing Agreement, as applicable. Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.
(c)If the Issuer defaults in a payment of interest on any class of Notes entitled thereto, such defaulted interest shall itself bear interest (to the extent lawful) at the Class A Note Rate, Class B Note Rate or Class C Note Rate, as applicable. Such defaulted interest (and such interest thereon) shall be paid on subsequent Distribution Dates pursuant to Section 5.09 of the Sale and Servicing Agreement, or as otherwise set forth below.
SECTION 2.9.    Release of Collateral.
The Indenture Trustee shall, on or after the Termination Date and subject to the provisions of Section 4.1 hereof, release and shall cause the Trust Collateral Agent to release any remaining portion of the Trust Property from the lien created by this Indenture and shall cause the Trust Collateral Agent to deposit in the Collection Account any funds then on deposit in any other Trust Account. The Indenture Trustee shall release property from the lien created by this Indenture pursuant to this Section 2.9 only upon receipt by the Indenture Trustee of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 11.1. For the avoidance of doubt, an Opinion of Counsel delivered under Section 4.1(C) shall be sufficient to meet the requirements of this Section 2.9.
ARTICLE III
Covenants, Representations and Warranties

SECTION 3.1. Payment of Principal and Interest.
The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing and in accordance with the terms set forth in Section 5.09(a) of the Sale and Servicing Agreement, the Issuer will cause to be distributed to the Noteholders all amounts on deposit in the Note Distribution Account on each Distribution Date deposited therein pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class A Notes, to the Class A Noteholders, (ii) for the benefit of the Class B Notes, to the Class B Noteholders and (iii) for the benefit of the Class C Notes, to the Class C Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
SECTION 3.2.    Maintenance of Office or Agency.
For so long as the Indenture Trustee is the transfer agent, the Issuer will maintain in St. Paul, Minnesota, an office or agency where Notes may be surrendered for registration of transfer or exchange, and an office in St. Paul, Minnesota where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3.    Money for Payments to be Held in Trust.
On or before each Distribution Date and Redemption Date, subject to Section 5.08 of the Sale and Servicing Agreement, the Issuer shall deposit or cause to be deposited in the Note Distribution Account from the Collection Account, an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.
The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
(i)hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)give the Indenture Trustee written notice of any default by the Issuer of which a Responsible Officer has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

(iii)at any time during the continuance of any such default by the Issuer, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
(iv)immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment specified in Section 6.12 hereof; and
(v)comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith in each case, as instructed by the Issuer.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
SECTION 3.4.    Existence.
Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Property.
SECTION 3.5.    Protection of Trust Property.
The Issuer intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee and the Noteholders to be prior to all other liens in respect of the Trust Property, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Property. The Issuer will from time to time prepare (or shall cause to be prepared), execute, file and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:
(i)grant more effectively all or any portion of the Trust Property;
(ii)maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Noteholders created by this Indenture or carry out more effectively the purposes hereof;
(iii)perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;
(iv)enforce any of the Trust Property;
(v)preserve and defend title to the Trust Property and the rights of the Indenture Trustee in such Trust Property against the claims of all persons and parties; and
(vi)pay all taxes or assessments levied or assessed upon the Trust Property when due.
The Issuer hereby designates and authorizes the Indenture Trustee its agent and attorney-in-fact to execute or authorize, as applicable, upon Issuer Request, any financing statement, continuation statement or other instrument required to be executed or authorized, as applicable, by the Issuer pursuant to this Section; provided, however, that the Indenture Trustee shall not be obligated to execute or authorize such instruments except upon written instruction from the Servicer or the Issuer. The Issuer authorizes the filing of financing statements in all appropriate jurisdictions describing the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired,” or words of similar effect, or being of equal or lesser scope or with greater detail.
SECTION 3.6.    Opinions as to Trust Property.
(a)On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to this Indenture with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Indenture Trustee, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.
(b)The Issuer will deliver or cause to be delivered to the Indenture Trustee within 90 days after the beginning of each calendar year beginning with 2027, an Opinion of Counsel for the Issuer, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, the existing financing statement naming the Issuer as debtor and the Indenture Trustee as secured party and any related continuation statement or amendment (the “Financing Statement”) will remain effective and no additional financing statements, continuation statements or amendments with respect to the Financing Statement (other than a continuation statement to be filed within the period that is six months prior to the expiration of the Financing Statement, as applicable) will be required to be filed from the date of such opinion through the date that is the one year anniversary of the date of such opinion to maintain the perfection of the security interest of the Indenture Trustee as such lien otherwise exists on the date of such opinion. Such Opinion of Counsel shall (i) describe the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the security interest of the Indenture Trustee in the Collateral, until the 90th day in the following calendar year and (ii) specify any action necessary (as of the date of such opinion) to be taken in the following calendar year to preserve perfection of such interest.
SECTION 3.7.    Performance of Obligations; Servicing of Contracts.
(a)The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Basic Documents or such other instrument or agreement.
(b)The Issuer may contract with other Persons acceptable to the Indenture Trustee, to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Servicer has agreed pursuant to Section 4.01(c) and (d) of the Sale and Servicing Agreement and, in the event that Credit Acceptance no longer serves as Servicer, Credit Acceptance, in its individual capacity, has agreed pursuant to Section 4.17 of the Sale and Servicing Agreement, to perform certain duties of the Issuer or to assist the Issuer in performing its duties under this Indenture, and the Indenture Trustee acknowledges that the Servicer and Credit Acceptance are acceptable to it.
(c)The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Property, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.
(d)Upon an Authorized Officer of the Issuer having actual knowledge or written notice thereof, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies of the occurrence of a Servicer Default in accordance with Section 11.4 hereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Loans or Contracts, the Issuer shall take all reasonable steps available to it to remedy such failure.
(e)The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Basic Documents if the effect thereof would adversely affect the Holders of the Notes.
SECTION 3.8.    Negative Covenants.
So long as any Notes are Outstanding, the Issuer shall not:
(i)except as expressly permitted by this Indenture or the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Property, unless directed to do so by the Indenture Trustee, at the direction of the Majority Noteholders;
(ii)claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Property; or
(iii)(A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Property, (D) change its name, identity, state of organization or structure as a statutory trust in any manner that would, could or might make any financing statement or continuation statement filed with respect to it seriously misleading within the meaning of Section 9-507 of the UCC or (E) waive, amend, modify, supplement or terminate any Basic Document or any provision thereof, or fail to comply with the provisions of the Basic Documents, in each case, prior to the

Termination Date, without the prior written consent of the Indenture Trustee, at the direction of the Majority Noteholders.
SECTION 3.9.    Annual Statement as to Compliance.
The Issuer will deliver to the Indenture Trustee, the Rating Agencies and the Noteholders on or before April 30th of each year beginning in the year 2027, an Officer’s Certificate dated as of the previous December 31st stating, as to the Authorized Officer signing such Officer’s Certificate, that:
(i)    a review of the activities of the Issuer during the preceding 12-month period (or, for the initial certificate, for such shorter period as may have elapsed from the initial issuance of the Notes to such December 31st) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and
(ii)    to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.
SECTION 3.10.    Issuer May Consolidate, Etc. Only on Certain Terms.
(a)The Issuer shall not consolidate or merge with or into any other Person, unless:
(i)the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;
(ii)immediately after giving effect to such transaction, no Early Amortization Event, Indenture Default or Indenture Event of Default shall have occurred and be continuing;
(iii)the Rating Agency Condition shall have been satisfied with respect to such transaction;
(iv)the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;
(v)any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and

(vi)the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.
(b)The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Property, to any Person, unless
(i)the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Basic Documents on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the securities and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;
(ii)immediately after giving effect to such transaction, no Early Amortization Event, Indenture Default or Indenture Event of Default shall have occurred and be continuing;
(iii)the Rating Agency Condition shall have been satisfied with respect to such transaction;
(iv)the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;
(v)any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken; and
(vi)the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10(b) and that all conditions precedent herein provided for relating to such transaction have been complied with.
SECTION 3.11.    Successor or Transferee.
(a)Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer)

shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.
(b)Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Credit Acceptance Auto Loan Trust 2026-2 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice from the Issuer to the Indenture Trustee stating that Credit Acceptance Auto Loan Trust 2026-2 is to be so released.
SECTION 3.12.    No Other Business.
The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Contracts in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto and any other activities permitted under the Trust Agreement.
SECTION 3.13.    No Borrowing.
The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for: (i) the Notes; and (ii) any other Indebtedness permitted by or arising under the Basic Documents. The proceeds of the Notes shall be used exclusively to fund the Issuer’s purchase of the Loans and the other assets specified in the Sale and Servicing Agreement, to fund the Reserve Account and to pay the Issuer’s organizational, transactional and start-up expenses.
SECTION 3.14.    Guarantees, Loans, Advances and Other Liabilities.
Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
SECTION 3.15.    Capital Expenditures.
The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) except as contemplated by the Basic Documents.
SECTION 3.16.    Compliance with Laws.
The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Basic Document.
SECTION 3.17.    Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Seller, the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Backup Servicer and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement and the Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.
SECTION 3.18.    Notice of Indenture Events of Default; Notice of Repurchase
Request.
(a)    The Issuer agrees to give the Indenture Trustee, the Trust Collateral Agent, the Backup Servicer and the Rating Agencies prompt written notice of each Indenture Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.
(b)    If any party hereto (i) discovers (which in the case of the Indenture Trustee and the Trust Collateral Agent shall mean actual knowledge of a Responsible Officer of the Indenture Trustee or the Trust Collateral Agent, respectively) or receives written notice from any Person that is not a party to this Indenture of a breach or a claim of a breach of any representation or warranty relating to a Loan pursuant to the Sale and Contribution Agreement or the Sale and Servicing Agreement, (ii) receives written notice of any request or demand for repurchase or replacement of a Loan (any such request or demand for repurchase or replacement, a “Repurchase Request”), (iii) receives written notice of the rejection of any such Repurchase Request or is in dispute with the Person making such Repurchase Request as to the merits of such Repurchase Request or (iv) receives written notice of the withdrawal of such Repurchase Request by the Person making such Repurchase Request, then such party shall give notice thereof to the other party hereto in each case within five (5) Business Days from the receipt of any such notice. Each notice required by this paragraph of this Section shall include, in addition to any other necessary information: (i) the date on which such Repurchase Request, rejection or withdrawal was made or such dispute commenced, as applicable, (ii) the identity of the Person making such Repurchase Request, (iii) the basis asserted for such Repurchase Request, rejection, withdrawal (or an indication that no basis was given by the Person withdrawing such Repurchase Request) or dispute, as applicable, and (iv) copies of all correspondence received by such party from the Person making a Repurchase Request or of the notice received or given by such party in connection with a breach or claim of a breach of any representation or warranty herein relating to a Loan. In addition, upon written request, the Indenture Trustee shall provide Credit Acceptance as promptly as practicable after such written request is made such other information in its possession with respect to the matters set forth above as would permit Credit Acceptance to comply with its obligations under Rule 15Ga-1 under the Exchange Act or to comply with any other disclosure obligations applicable to it under federal securities laws.
SECTION 3.19.    Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 3.20.    Amendments of Sale and Servicing Agreement and Trust
Agreement.
The Issuer shall not agree to any amendment to Section 11.01 of the Sale and Servicing Agreement or Section 11.1 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee or the Holders of the Notes consent to amendments thereto as provided therein.
SECTION 3.21.    Income Tax Characterization.
For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will, and each Noteholder by such Noteholder’s acceptance of any such Notes (and each Person who acquires an interest in any Notes through such Noteholder, by the acceptance by such Person of an interest in the applicable Notes) agrees to, treat the Notes that are characterized as indebtedness at the time of their issuance, and hereby instructs the Issuer to treat such Notes, as indebtedness for federal, state and other tax reporting purposes. Each Noteholder agrees that it will cause any Person acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness under applicable tax law, as described in this Section 3.21.
The Notes will be issued with the intention that, for federal, state and local income and franchise tax purposes the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 (or any successor provision) whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

SECTION 3.22.    Perfection Representations, Warranties and Covenants.
The perfection representations, warranties and covenants made by the Issuer and set forth on Schedule A hereto shall be a part of this Indenture for all purposes.
ARTICLE IV

Satisfaction and Discharge
SECTION 4.1.    Satisfaction and Discharge of Indenture.
This Indenture shall cease to be of further effect with respect to the Notes except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Notes; (iii) rights of Noteholders to receive payments of principal thereof and interest thereon;

(iv) Sections 3.3, 3.4, 3.5, 3.7, 3.8, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.19, 3.20 and 3.21; (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2); and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee, or the Trust Collateral Agent, payable to all or any of them, and the Indenture Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when
(A)    either
(1)        all Notes theretofore authenticated and delivered (other than
(i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or
(2)    all Notes not theretofore delivered to the Indenture Trustee for cancellation
(i)have become due and payable,
(ii) will become due and payable at their respective stated final maturity dates within one year, or
(iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) of this clause (2), has irrevocably deposited or caused to be irrevocably deposited with the Trust Collateral Agent cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Stated Final Maturity or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;
(B)    the Issuer has paid or caused to be paid all Issuer Secured Obligations and there are no outstanding claims for contingent obligations; and
(C)    the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Upon the satisfaction and discharge of the Indenture pursuant to this Section 4.1, the Indenture Trustee shall deliver to the Owner Trustee a certificate of a Responsible Officer stating that the Noteholders and the Indenture Trustee have been paid all amounts owed to them.
SECTION 4.2.    Application of Trust Money.
All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.
SECTION 4.3.    Repayment of Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
ARTICLE V

Events of Default; Remedies

SECTION 5.1. Indenture Events of Default.
“Indenture Event of Default”, wherever used herein or in the other Basic Documents, means any one of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)default by the Issuer in the payment of any interest on any of (A) the Class A Notes, (B) the Class B Notes or (C) the Class C Notes when the same becomes due and payable, and such default shall continue for a period of five (5) days or more; or
(ii)default by the Issuer in the payment of the principal of or any installment of the principal of any class of Notes when the same becomes due and payable on the applicable stated final maturity date; or
(iii)default in the observance or performance of any covenant or agreement of the Issuer made under this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant to this Indenture or in connection with this Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days (or a longer period, not in excess of sixty (60) days as may be reasonably necessary to remedy such default, if the default is capable of remedy within sixty (60) days or less, and the Servicer, on behalf of the Issuer, delivers an officer’s certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after there shall have been given to the Issuer by the Indenture Trustee at the direction of the Majority Noteholders, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” pursuant to this Indenture; or
(iv)the filing of a decree or order for relief by a court having jurisdiction over the Seller, the Issuer or any substantial part of the Trust Property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller or the Issuer, as applicable, or for any substantial part of the Trust Property, or ordering the winding-up or liquidation of the Seller’s affairs or the Issuer’s affairs, as applicable, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or
(v)the commencement by the Seller or the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller or Issuer, as applicable, or for any substantial part of the Trust Property, or the making by the Seller or Issuer, as applicable, of any general assignment for the benefit of creditors, or the failure by the Seller or Issuer, as applicable, generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or
(vi)Cumulative Actual Collections as determined at the end of the related Collection Period expressed as a percentage of the Cumulative Forecasted Collections, as determined at the end of the related Collection Period, are less than 75.0% for any three (3) consecutive Collection Periods; or
(vii)the Seller sells or otherwise transfers ownership of the Certificate except as permitted by the Basic Documents; or
(viii)the Seller fails to observe or perform in any material respect any of its separateness or limited purpose covenants in the Basic Documents to which it is a party (after notice and after giving effect to any applicable grace periods set forth therein) or its organizational documents; or
(ix)the Issuer becomes an “investment company” within the meaning of the Investment Company Act of 1940; or
(x)any Basic Document (in its entirety) ceases to be in full force and effect.
SECTION 5.2.    Rights Upon Indenture Event of Default.
(a)If an Indenture Event of Default described in clause (iv) or (v) of Section
5.1 shall have occurred, the entire unpaid principal balance of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the Basic Documents shall automatically become immediately due and payable. If any other Indenture Event of Default shall have occurred, the Indenture Trustee, if so directed in writing by the Majority Noteholders, shall declare by written notice to the Issuer that the entire principal balance of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the other Basic Documents to be immediately due and payable.
(b)If an Indenture Event of Default occurs and the Notes have been accelerated, upon written direction by the Majority Noteholders, the Indenture Trustee shall exercise any of the remedies as and to the extent so directed and as specified in Section 5.4(a). Payments in accordance with Section 5.2(a) hereof following acceleration of the Notes shall be applied by the Indenture Trustee:
(i)In the case of an Indenture Event of Default other than an Indenture Event of Default described in Sections 5.1(iii), 5.1(vi), 5.1(vii), 5.1(viii), 5.1(ix) or 5.1(x) hereof:
FIRST: pari passu, (x) to the Servicer and the Backup Servicer, their related accrued and unpaid Servicing Fee or Backup Servicing Fee, as applicable, and any indemnification amounts and expenses owed to the Backup Servicer, and to the Trust Collateral Agent, the Indenture Trustee and the Owner Trustee, their related accrued and unpaid fees (including the Owner Trustee Fee or Indenture Trustee Fee, as applicable), indemnification amounts and expenses and (y) to any successor servicer, any unpaid Transition Expenses which may be due to it pursuant to the terms of the Sale and Servicing Agreement;
SECOND: to the Note Distribution Account, amounts to be applied sequentially (A) first, to the Class A Noteholders, all Class A Interest Distributable Amount and the Class A Interest Carryover Shortfall, if any, then due and payable, (B) second, to the Class A Noteholders, principal of the Class A Notes until the Class A Note Balance has been reduced to zero, (C) third, to the Class B Noteholders, all Class B Interest Distributable Amount and the Class B Interest Carryover Shortfall, if any, then due and payable, (D) fourth, to the Class B Noteholders, principal of the Class B Notes until the Class B Note Balance has been reduced to zero, (E) fifth, to the Class C

Noteholders, all Class C Interest Distributable Amount and the Class C Interest Carryover Shortfall, if any, then due and payable and (F) sixth, to the Class C Noteholders, principal of the Class C Notes until the Class C Note Balance has been reduced to zero; and
THIRD: to the Certificate Distribution Account for distribution to the Certificateholder, any remaining funds.
(ii)In the case of an Indenture Event of Default described in Sections 5.1(iii), 5.1(vi), 5.1(vii), 5.1(viii), 5.1(ix) or 5.1(x) hereof:
FIRST: pari passu, (x) to the Servicer and the Backup Servicer, their related accrued and unpaid Servicing Fee or Backup Servicing Fee, as applicable, and any indemnification amounts and expenses owed to the Backup Servicer, and to the Trust Collateral Agent, the Indenture Trustee and the Owner Trustee, their related accrued and unpaid fees (including the Owner Trustee Fee or Indenture Trustee Fee, as applicable), indemnification amounts and expenses and (y) to any successor servicer, any unpaid Transition Expenses which may be due to it pursuant to the terms of the Sale and Servicing Agreement;
SECOND: to the Note Distribution Account, amounts to be applied sequentially (i) first, to the Class A Noteholders, all Class A Interest Distributable Amount and the Class A Interest Carryover Shortfall, if any, then due and payable, (ii) second, to the Class B Noteholders, all Class B Interest Distributable Amount and the Class B Interest Carryover Shortfall, if any, then due and payable and (iii) third, to the Class C Noteholders, all Class C Interest Distributable Amount and the Class C Interest Carryover Shortfall, if any, then due and payable;
THIRD: to the Note Distribution Account, amounts to be applied sequentially (i) first, to the Class A Noteholders, until the Class A Note Balance has been reduced to zero, (ii) second, to the Class B Noteholders, until the Class B Note Balance has been reduced to zero and (iii) third, to the Class C Noteholders, until the Class C Note Balance has been reduced to zero; and
FOURTH: to the Certificate Distribution Account for distribution to the Certificateholder, any remaining funds.
(c)At any time after declaration of acceleration of maturity has been made in accordance with Section 5.2(a) hereof and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Majority Noteholders by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
(i)the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Indenture Event of Default giving rise to such acceleration had not occurred, which funds shall be deposited into the Note Distribution Account; and
(B)all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, which funds shall be deposited into the Collection Account; and
(ii)all Indenture Events of Default, other than the nonpayment of the interest on or the principal of the Notes that has become due solely by such acceleration, have been cured or waived.
No such rescission shall affect any subsequent default or impair any right relating to or resulting from such default.
SECTION 5.3.    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)The Issuer hereby irrevocably and unconditionally appoints the Indenture Trustee as the true and lawful attorney-in-fact of the Issuer, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Indenture Trustee as well as in the name, place and stead of the Issuer such acts, things and deeds for or on behalf of and in the name of the Issuer under this Indenture (including specifically under Section 5.4) and under the Basic Documents which the Issuer could or might do or which may be necessary, desirable or convenient in the Indenture Trustee’s sole discretion to effect the purposes contemplated hereunder and under the Basic Documents and, without limitation, following the occurrence of an Indenture Event of Default, acting at the instruction or with the consent of the Majority Noteholders, in accordance with the terms of this Article V, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Property.
(b)Notwithstanding anything to the contrary contained in this Indenture (including Sections 5.4(a), 5.13 and 5.16), the Indenture Trustee, prior to the Termination Date, shall, at the direction of the Majority Noteholders, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate proceedings as the Indenture Trustee or the Majority Noteholders shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
(c)In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Property, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, at the expense of the Seller by intervention in such proceedings or otherwise:
(i)to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;
(ii)unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;
(iii)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and
(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.
(d)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any

Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
(e)All rights of action and of asserting claims under this Indenture or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.
(f)In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such proceedings.
SECTION 5.4.    Remedies.
(a)If an Indenture Event of Default shall have occurred and the maturity of the Notes shall have been accelerated pursuant to the terms of Section 5.2(a) hereof, the Indenture Trustee at the written direction of the Majority Noteholders shall, as and to the extent so directed, do any one or more of the following pursuant to such direction:
(i)institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;
(ii)institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Property;
(iii)exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and
(iv)direct the Indenture Trustee to sell the Trust Property or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee shall not, and shall not be directed by the Majority Noteholders to, sell or otherwise liquidate the Trust Property following an Indenture Event of Default unless:
(A)such Indenture Event of Default is of the type described in Section 5.1(ii), (iv) or (v); or

(B)such Indenture Event of Default is of the type described in any other clause of Section 5.1 and the consent of Holders of all Outstanding Notes to such sale or liquidation of the Trust Property in writing has been obtained; or
(C)either (i) the proceeds of such sale or liquidation would be in an amount sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (ii) the Indenture Trustee determines that the Trust Property will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if they had not been declared due and payable (it being understood that for purposes of making such determinations, the Indenture Trustee may conclusively rely on an independent auditor);
provided, however, that, subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if it, being advised by counsel, determines that the action so directed may not lawfully be taken, or if it, in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability.
(b)If the Indenture Trustee sells all or a portion of the Trust Property, following an Indenture Event of Default, the Trust Collateral Agent shall give Credit Acceptance at least ten (10) days’ prior notice of such sale, and Credit Acceptance may, but is not required to, make a bid for the portion, or all, of the Trust Property being sold by the Indenture Trustee.
SECTION 5.5.    Optional Preservation of the Trust Property.
If the Notes have been declared to be due and payable under Section 5.2 following an Indenture Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall maintain possession of and/or control over the Trust Property which is in its possession or over which it has control and direct the Trust Collateral Agent to maintain possession of and/or control over the Trust Property which is in the possession of or controlled by the Trust Collateral Agent unless the Indenture Trustee is directed in writing by the Majority Noteholders to sell or otherwise liquidate the Trust Property and the conditions set forth in Section 5.4(a)(iv) have been satisfied. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Majority Noteholders shall take such desire into account when determining whether or not to direct the Indenture Trustee or the Trust Collateral Agent, as applicable, to maintain possession of and/or control over the Trust Property. In determining whether to direct the Indenture Trustee or the Trust Collateral Agent, as applicable, to obtain possession of and/or control over the Trust Property, the Majority Noteholders may, but need not maintain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Property for such purpose.
SECTION 5.6.    [Reserved]. SECTION 5.7.    Limitation of Suits.

Subject to Section 5.8 and Section 6.8, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)such Holder has previously given written notice to the Indenture Trustee of a continuing Indenture Event of Default;
(ii)(A) the Indenture Event of Default arises from the Seller’s or the Servicer’s failure to remit payments under the Sale and Servicing Agreement when due or
(B) the Majority Noteholders shall have made written request to the Indenture Trustee to institute such proceeding in respect of such Indenture Event of Default in its own name as Indenture Trustee hereunder;
(iii)such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;
(iv)the Indenture Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and
(v)no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period;
it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders.
In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
SECTION 5.8.    Unconditional Rights of Noteholders To Receive Principal and
Interest.
Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
SECTION 5.9.    Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 5.10.    Rights and Remedies Cumulative.
Except as provided in Section 5.7, no right or remedy herein conferred upon or reserved for the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 5.11.    Delay or Omission Not a Waiver.
No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Indenture Default or Indenture Event of Default shall impair any such right or remedy or constitute a waiver of any such Indenture Default or Indenture Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
SECTION 5.12.    [Reserved].
SECTION 5.13.    Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.
SECTION 5.14.    Waiver of Stay or Extension Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 5.15.    Action on Notes.
The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Property or upon any of the assets of the Issuer.
SECTION 5.16.    Performance and Enforcement of Certain Obligations.
(a)Promptly following a request from the Indenture Trustee at the direction of the Majority Noteholders to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.
(b)If an Indenture Event of Default has occurred, the Indenture Trustee shall, with the prior written consent of the Majority Noteholders, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.
ARTICLE VI

The Indenture Trustee SECTION 6.1. Duties of Indenture Trustee.
(a)If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall follow such instructions and directions as it may receive pursuant to Section 5.2 hereof and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Indenture Event of Default:

(i)the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Basic Documents and no implied covenants or obligations shall be read into this Indenture or the Basic Documents against the Indenture Trustee (including any implied duty to enforce another party’s obligations if the Basic Documents have not assigned such responsibility to a party); and
(ii)in the absence of bad faith, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture and the Basic Documents; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture and the Basic Documents.
(c)The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 6.1; and
(ii)the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.
(d)Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.
(e)No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(f)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1.
(g)Without limiting the generality of this Section, the Indenture Trustee shall have no duty (A) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance on the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (D) to confirm, recalculate or verify the contents or accuracy of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or the Sale and Servicing

Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Issuer’s, the Seller’s or the Servicer’s representations, warranties or covenants or the Servicer’s duties and obligations as Servicer and as custodian of the Certificates of Title of the Financed Vehicles under the Sale and Servicing Agreement.
(h)In no event shall Computershare Trust Company, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Act, common law, or the Trust Agreement.

SECTION 6.2. Rights of Indenture Trustee.

Except as otherwise provided in Section 6.1:
(a)Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel, the costs of which are to be paid by the party requesting the Indenture Trustee act or refrain from acting.
(b)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (which may be an affiliate) or attorneys or a custodian or nominee and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.
(c)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(d)The Indenture Trustee shall not be charged with knowledge of any event, including any default or Indenture Event of Default, or information (including breaches of representations and warranties) unless a Responsible Officer of the Indenture Trustee receives written notice or has actual knowledge thereof. Absent receipt of written notice or actual knowledge in accordance with this Section, the Indenture Trustee may conclusively assume that no such event or information has occurred. The Indenture Trustee shall have no obligation to inquire into, or investigate as to, the occurrence of any such event (including any default or Indenture Event of Default) or information. For purposes of determining the Indenture Trustee’s responsibility and liability hereunder (including the sending of any notice), whenever reference is made in this Indenture or any other Basic Document to any event (including, but not limited to, any default or an Indenture Event of Default) or information, such reference shall be construed to refer only to such event or information of which the Indenture Trustee has received written notice or has actual knowledge as described in this Section.
(e)The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)The Indenture Trustee shall be under no obligation to exercise any of the rights and powers vested in it by this Indenture or the other Basic Documents, or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes, pursuant to the provisions of this Indenture, unless it shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of an Indenture Event of Default (that has not been cured), exercise the rights and powers vested in it by this Indenture with the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(g)Except during the continuance of an Indenture Event of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity reasonably satisfactory to the Indenture Trustee against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the requesting Holders or the instructing party, as the case may be, or, if paid by the Indenture Trustee, shall be reimbursed by the requesting Holders or the instructing party, as the case may be, upon demand.
(h)In no event shall the Indenture Trustee be liable for any indirect, consequential, punitive or special damages (including lost profits), regardless of the form of action and whether or not any such damages were foreseeable or contemplated.
(i)Delivery of any reports, information and documents to the Indenture Trustee provided for herein or otherwise publicly available is for informational purposes only (unless otherwise expressly stated herein) and the Indenture Trustee’s receipt of such items shall not constitute actual or constructive knowledge or notice to the Indenture Trustee of any information contained therein or determinable from information contained therein (unless the Indenture Trustee is contractually obligated to review their content), including the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).
(j)The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(k)In the event the Indenture Trustee is also acting in the capacity of Trust Collateral Agent, Paying Agent, transfer agent or Note Registrar, it shall be afforded all of the rights, protections, immunities and indemnities afforded to the Indenture Trustee hereunder in each of such capacities hereunder and under the Basic Documents.
(l)In no event shall the Indenture Trustee be liable for any act or omission on the part of the Issuer, the Seller or the Servicer or any other Person. The Indenture Trustee shall not be responsible for monitoring or supervising the Issuer, the Seller, the Servicer or any other Person.
(m)Without limiting the generality of any other provision hereof, the Indenture Trustee shall have (i) no duty to conduct any investigation as to a breach of any representation and warranty, the eligibility of any Loan for purposes of this Indenture or the occurrence of any condition (including materiality) requiring the repurchase of any Loan by any Person pursuant to this Indenture and (ii) no repurchase-related liabilities. For the avoidance of doubt, the Indenture Trustee, the Trust Collateral Agent and the Backup Servicer shall not be responsible for determining whether any breach of representations or warranty constitutes a material breach.
(n)In no event shall the Indenture Trustee be liable for any damages or losses due to forces beyond the control of the Indenture Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, civil unrest, nuclear or natural catastrophes or disasters or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided by the Indenture Trustee or to the Indenture Trustee by third parties, any present or future law or regulation or act of any governmental authority, labor disputes, disease, epidemic or pandemic, quarantine, national emergency, malware or ransomware attack, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, and unavailability of any securities clearing system.
(o)The Indenture Trustee shall not be required to take any action that exposes the Indenture Trustee to personal liability or that is contrary to this Indenture or Applicable Law.
(p)The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.
(q)Neither the Indenture Trustee nor any of its directors, officers, agents or employees shall be responsible in any manner for any recitals, statements, representations or warranties made by the Issuer, the Servicer, the Backup Servicer, the Trust Collateral Agent, any Holder or any other Person contained in this Indenture or any other Basic Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Indenture or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other document furnished in connection herewith, or for the acts or omissions of any other party hereto or for any failure of the Issuer, the Servicer, the Trust Collateral Agent, any Holder or any other Person to perform its obligations hereunder or in any other Basic Document, or for the satisfaction of any condition specified herein.
(r)The Indenture Trustee may execute any of its duties under this Indenture by or through agents and professionals (including attorneys-in-fact) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Indenture Trustee shall not be responsible for the action, inaction, negligence or misconduct of any agents and professionals (including attorneys-in-fact) selected by it with reasonable care.
(s)The Indenture Trustee shall not be imputed with any knowledge of, or information possessed or obtained by, the Backup Servicer, the Trust Collateral Agent, or any affiliate, line of business or other division of Computershare Trust Company, N.A. and vice versa in each case other than instances where such roles are performed by the same group or division within Computershare Trust Company, N.A. or otherwise include common Responsible Officers.
SECTION 6.3.    Individual Rights of Indenture Trustee.
The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.15.
SECTION 6.4.    Indenture Trustee’s Disclaimer.
The Indenture Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture, the Trust Property or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
SECTION 6.5.    Notice of Indenture Events of Default.
If an Indenture Event of Default occurs and is continuing and if written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall mail to the Rating Agencies and each Noteholder notice of the Indenture Event of Default within five (5) Business Days after such knowledge or notice occurs.
SECTION 6.6.    Reports by Indenture Trustee to Holders.
The Indenture Trustee shall on behalf of the Issuer deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its federal and state income tax returns. Such obligation shall be satisfied if the Indenture Trustee provides such Noteholder a Form 1099.

SECTION 6.7.    Compensation.
(a)The Issuer shall pay to the Indenture Trustee from time to time compensation for its services as agreed in writing and in accordance with Section 5.08(a) of the Sale and Servicing Agreement. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expense as may be attributable to its willful misconduct, negligence or bad faith. Such expenses shall include the reasonable compensation and reasonable expenses, disbursements and advances of the Indenture Trustee’s counsel and of all persons not regularly in its employ. The Issuer agrees to indemnify the Indenture Trustee and Trust Collateral Agent as set forth in Section 6.05 of the Sale and Servicing Agreement. The Indenture Trustee agrees that its recourse to the Issuer, the Seller and the Trust Property shall be limited to the right to receive distributions in accordance with Section 5.08(a) of the Sale and Servicing Agreement and Article V hereof and shall not be recourse to the assets of any Noteholder.
(b)The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge or assignment of this Indenture and the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Indenture Event of Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Basic Documents, the Indenture Trustee agrees that the obligations of the Issuer to the Indenture Trustee hereunder and under the Basic Documents shall not be recourse to the assets of any Noteholder.
SECTION 6.8.    Replacement of Indenture Trustee.
(a)The Indenture Trustee may resign at any time by so notifying the Issuer in writing at least sixty (60) days prior and upon the appointment and assumption of its obligations by a successor Indenture Trustee.
(b)The Issuer, with the prior written consent of the Majority Noteholders, may remove the Indenture Trustee by prior written notice if:
(i)the Indenture Trustee fails to comply with Section 6.17 hereof;
(ii)a court having jurisdiction over the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding-up or liquidation of the Indenture Trustee’s affairs;

(iii)an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within sixty (60) days;
(iv)the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;
(v)the Indenture Trustee fails to comply with any material covenant hereunder; or
(vi)the Indenture Trustee otherwise becomes legally incapable of acting.
(c)[Reserved].
(d)If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.
A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Rating Agencies. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee that meets the eligibility requirements set forth in Section 6.12 hereof.
If the Indenture Trustee fails to comply with Section 6.14, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment of all fees and expenses owed to the outgoing Indenture Trustee by the Servicer and the Issuer.
Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Servicer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.
SECTION 6.9.    Successor Indenture Trustee by Merger.
If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee. The Indenture Trustee shall provide the Issuer, the Rating Agencies and the Noteholders prior written notice of any such transition.
In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which any certificate of the Indenture Trustee is anywhere in the Notes or in this Indenture provided to have.
SECTION 6.10.    Appointment of Trust Collateral Agent.
The Issuer and the Indenture Trustee do hereby appoint Computershare Trust Company, N.A. to act as the initial trust collateral agent on behalf of the Indenture Trustee and Computershare Trust Company, N.A. hereby accepts such appointment.
SECTION 6.11.    Appointment of Co-Indenture Trustee or Separate Indenture
Trustee.
(a)Notwithstanding any other provisions of this Indenture, at any time
(including for jurisdictional issues, for enforcement actions and where a conflict of interest exists), the Issuer and the Indenture Trustee acting jointly and at the expense of the Issuer shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Property, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Issuer and the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section

6.12 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.
(b)Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)the Indenture Trustee shall not be liable for the appointment of any separate or co-trustee, and no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and
(iii)the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
(d)Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
SECTION 6.12.    Eligibility.

The Indenture Trustee under this Indenture shall at all times be a corporation or banking association having an office in the same state as the location of the Corporate Trust Office as specified, or to be specified, in this Indenture; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000; having long-term unsecured debt obligations which have at least the Required Long-Term Debt Rating and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately.
SECTION 6.13.    Trust Collateral Agent to Follow Indenture Trustee’s Directions.
The Indenture Trustee hereby authorizes the Trust Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Indenture Trustee may direct and as are specifically authorized to be exercised by the Trust Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto.
SECTION 6.14.    Representations and Warranties of the Indenture Trustee.
The Indenture Trustee represents and warrants to the Issuer as follows:
(i)The Indenture Trustee is a national banking association, duly organized and validly existing under the laws of the United States and is authorized and licensed to conduct and engage in a banking and trust business under such laws.
(ii)The Indenture Trustee has full corporate power, authority, and legal right to execute, deliver, and perform this Indenture, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and the other Basic Documents to which it is a party.
(iii)Each of this Indenture, and the other Basic Documents to which it is a party, has been duly executed and delivered by the Indenture Trustee.
(iv)Each of this Indenture, and the other Basic Documents to which it is a party, is a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
(v)The execution, delivery and performance of this Indenture, and each other Basic Document to which it is a party, by the Indenture Trustee will not constitute a violation, to the best of the Indenture Trustee’s knowledge, with respect to any order or decree of any court or any order, regulation or demand of any federal, State, municipal or governmental agency binding on the Indenture Trustee, which violation might have consequences that would materially and adversely affect the performance of its duties under this Indenture or under any other Basic Document to which it is a party.
(vi)The execution, delivery and performance of this Indenture, and each other Basic Document to which it is a party, by the Indenture Trustee do not require any approval or consent of any Person, do not conflict with the articles of incorporation or bylaws of the Indenture Trustee.
SECTION 6.15.    Waiver of Setoffs.
Each of the Indenture Trustee and the Trust Collateral Agent hereby expressly waives any and all rights of setoff that the Indenture Trustee or the Trust Collateral Agent may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof and of the Sale and Servicing Agreement.
SECTION 6.16.    Reserved.
SECTION 6.17.    Disqualification of the Indenture Trustee.
If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall either eliminate such interest or resign to the extent in the manner provided by and subject to the provisions of this Indenture.

SECTION 6.18.    Authorization and Direction.
The Issuer hereby authorizes and directs the Indenture Trustee to execute the Basic Documents to which it is a party.
SECTION 6.19.    Action under the Intercreditor Agreement.
Before taking or omitting to take any action under the Intercreditor Agreement, the Indenture Trustee may request and shall be entitled to receive direction from the Majority Noteholders with respect to any action required to be taken by it thereunder. The Indenture Trustee shall not be required to take any action or omit to take any action in the absence of such consent.
ARTICLE VII

Noteholders’ Lists and Reports
SECTION 7.1.    Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders.
The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.
SECTION 7.2.    Preservation of Information.
The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.
ARTICLE VIII

Accounts, Disbursements and Releases

SECTION 8.1.    Collection of Money.
Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trust Collateral Agent pursuant to the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it, or cause the Trust Collateral Agent to apply all money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Property, the Indenture Trustee may at the expense of the Issuer take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default or Indenture Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
SECTION 8.2.    Release of Trust Property.
Subject to (i) the payment of its fees and expenses pursuant to Section 6.7, (ii) upon request from the Indenture Trustee, receipt of an Officer’s Certificate and (iii) upon request from the Indenture Trustee, written direction from the Issuer, the Indenture Trustee (a) after the Termination Date, may and (b) when required by the provisions of this Indenture or from time to time when required by the provisions of the Sale and Servicing Agreement shall release, and shall direct the Trust Collateral Agent to execute instruments as may be necessary to release, property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
SECTION 8.3.    Opinion of Counsel.
The Indenture Trustee shall receive at least seven (7) days’ written notice when requested by the Issuer to take any action pursuant to Section 8.2, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of each of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Property; provided further that, for the avoidance of doubt, such an Opinion of Counsel shall not be required in connection with (i) any release of property from the lien of this Indenture on or after the Termination Date; (ii) any repurchase of Ineligible Loans or Ineligible Contracts pursuant to Section 3.02 or 4.07 of the Sale and Servicing Agreement or Section 6.1 of the Sale and Contribution Agreement, as applicable; or (iii) any Dealer Collections Purchase pursuant to Section 4.18 of the Sale and Servicing Agreement. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action. For the avoidance of doubt, the provisions of this Section 8.3 shall not absolve the Issuer from its obligation to deliver any Opinion of Counsel required to be delivered by the Issuer in connection with any action completed pursuant to Section 4.1(C).

ARTICLE IX
Supplemental Indentures
SECTION 9.1.        Supplemental Indentures Not Adversely Affecting Rights of Noteholders
(a)Without the consent of the Holders of any Notes and with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee for any of the purposes set forth in clauses (i)-(vi) below; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Majority Noteholders shall be sufficient to amend this Indenture without such party’s signature:
(i)    to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)    to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;
(iii)    to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;
(iv)    to convey, transfer, assign, mortgage or pledge any property to or with the Trust Collateral Agent;
(v)    to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to add any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes as evidenced by an Officer’s Certificate delivered by the Servicer or an Opinion of Counsel addressed to the Indenture Trustee; or
(vi)    to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Article VI.
The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained provided that such action shall not adversely affect the interests of the Holders of the Notes.
(b)    The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes and with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Indenture Trustee which may be based on a certificate of the Seller, adversely affect in any material respect the interests of any Noteholder.
SECTION 9.2.    Supplemental Indentures with Consent of Noteholders.
The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies by the Issuer and with the consent of the Majority Noteholders (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Indenture shall be conclusive and binding on such Holder and on all future

Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), enter into an indenture or indentures supplemental hereto for the purpose of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Majority Noteholders shall be sufficient to amend this Indenture without such party’s signature; provided further, however, that, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
(a)change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, or change the order or content of the clauses in the priority of distributions relating to payment of principal of or interest on the Notes;
(b)impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
(c)reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(d)modify or alter the provisions of the proviso to the definition of the term “Outstanding Amount” or “Majority Noteholders”;
(e)reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Property pursuant to Section 5.4;
(f)modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note adversely affected thereby;
(g)modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or
(h)permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Property or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.
The Issuer may, by delivery of an Officer’s Certificate to the Indenture Trustee, determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes a copy of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
SECTION 9.3.    Execution of Supplemental Indentures.
In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
SECTION 9.4.    Effect of Supplemental Indenture.
Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
SECTION 9.5.    Reference in Notes to Supplemental Indentures.
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE X
Redemption of Notes

 SECTION 10.1.    Redemption.
The Notes are subject to redemption in whole, but not in part, at the direction of the Servicer, on any Distribution Date on which the Servicer exercises its option to reacquire the Trust Property pursuant to Section 10.01(a) of the Sale and Servicing Agreement for a redemption price equal to the Redemption Price; provided, however, that the Indenture Trustee on behalf of the Issuer has received funds sufficient to pay the Redemption Price. The Issuer shall furnish the Rating Agencies notice of such redemption. If the Notes are to be redeemed pursuant to this Section, the Issuer shall furnish notice of such election to the Trust Collateral Agent and the Indenture Trustee not later than ten (10) days prior to the Redemption Date (or such lesser number of days permissible by the Clearing Agency and reasonably acceptable to the Indenture Trustee). On or prior to the Business Day preceding the Redemption Date, the Issuer shall designate amounts on deposit in the Collection Account and/or shall deposit or cause to be deposited with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed whereupon all outstanding Notes shall be due and payable on the Redemption Date, together with other amounts due and owing at such time under the Basic Documents, upon the furnishing of a notice complying with Section 10.2 to each Holder of Notes.
SECTION 10.2.    Form of Redemption Notice.
Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of the Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.
All notices of redemption shall state:
(i)the Redemption Date;
(ii)the Redemption Price;
(iii)that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 2.7); and
(iv)that interest on the Class A Notes, the Class B Notes and the Class C Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.
SECTION 10.3.    Notes Payable on Redemption Date.
The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.
ARTICLE XI

Miscellaneous
SECTION 11.1.    Compliance Certificates and Opinions, etc.
(i)Upon any application or request by the Issuer to the Indenture Trustee or the Trust Collateral Agent to take any action under any provision of this Indenture or any other Basic Document, the Issuer shall furnish to the Indenture Trustee, or the Trust Collateral Agent, as the case may be, if such request is made by the Issuer, an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent, if any, provided for in this Indenture or any other Basic Document relating to the proposed action have been complied with.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(b)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(c)a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
(ii)Other than with respect to the release of any Repurchased Loans or Removed Loans or in the case of a redemption of the Notes pursuant to Section 10.1, prior to the deposit of any Collateral or other property or securities with the Trust Collateral Agent that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Trust Collateral Agent an Officer’s Certificate

certifying or stating the opinion of each person signing such certificate (which may be based upon a certification of the Seller or the Servicer) as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.
(iii)Whenever the Issuer is required to furnish to the Indenture Trustee and the Trust Collateral Agent an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b) above, the Issuer shall also deliver to the Indenture Trustee and the Trust Collateral Agent an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (b) above and this clause (c), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000.
(iv)Other than with respect to the release of any Repurchased Loans or Removed Loans or in the case of a redemption of the Notes pursuant to Section 10.1, or satisfaction of this Indenture pursuant to Section 4.1, whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Trust Collateral Agent and the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
(v)Whenever the Issuer is required to furnish to the Trust Collateral Agent and the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (d) above, the Issuer shall also furnish to the Trust Collateral Agent and the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Loans, or securities released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (d) above and this clause (e), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000.
(vi)Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may, without delivering any Officer’s Certificates or Independent Certificates (A) collect, liquidate, sell or otherwise dispose of Contracts as and to the extent required by the Basic Documents and (B) instruct the Trust Collateral Agent to make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents.
SECTION 11.2.    Form of Documents Delivered to Indenture Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
SECTION 11.3.    Acts of Noteholders.
(i)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(ii)The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.
(iii)The ownership of Notes shall be proved by the Note Register.
(iv)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
SECTION 11.4.    Notices, etc. to Indenture Trustee, Issuer, and Rating Agencies.
Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:
(i)The Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested or by telecopy to: Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Computershare Trust Services – Asset-Backed Administration, Telephone: (612) 393-7304 and shall be deemed to have been duly given upon receipt to the Indenture Trustee at its Corporate Trust Office;
(ii)The Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested or by telecopy to: Credit Acceptance Corporation, Silver Triangle Building, 25505 West Twelve Mile Road, Southfield, Michigan 48034-8339, Attention: Jay Brinkley, Telephone: (704)-287-4938 Email: jbrinkley@creditacceptance.com. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee;
(iii)[Reserved]; and
(iv)Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, electronically delivered, personally delivered, delivered by overnight courier, or mailed certified mail, return receipt requested to the following addresses: (i) in the case of S&P, via electronic delivery to Servicer_reports@sandp.com (or for any information not available in electronic format, send hard copies to: 55 Water Street, New York, New York 10041) and (ii) in the case of Moody’s, via electronic delivery to abssurveillance@moodys.com (or for any information not available in electronic format, send hard copies to: Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street – 25th Floor, New York, New York 10007); or, in each case, to such other address as shall be designated by written notice from the applicable notice party to the other parties.

SECTION 11.5.    Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default or Indenture Event of Default.
SECTION 11.6.    Alternate Payment and Notice Provisions.
Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.
SECTION 11.7.    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 11.8.    Successors and Assigns.
All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.9.    Separability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.10. Benefits of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Trust Property, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 11.11. Legal Holidays.
In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
SECTION 11.12. GOVERNING    LAW;    WAIVER    OF    JURY    TRIAL; JURISDICTION.
THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, ANY OTHER BASIC DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.
Parties agree to the non-exclusive jurisdiction of the state and federal courts in New York.
SECTION 11.13. Counterparts.
This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Notes when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 11.14. Recording of Indenture.
If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
SECTION 11.15. Trust Obligation.
No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee, the Trust Collateral Agent or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against: (i) the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent or of any successor or assign of the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee or the Trust Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.
SECTION 11.16. No Petition.

Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenants and agrees that, until one year and one day after such time as the Notes issued under this Indenture are paid in full, it shall not: (i) institute the filing of a bankruptcy petition against the Seller or the Issuer based upon any claim in its favor arising hereunder or under the Basic Documents; (ii) file a petition or consent to a petition seeking relief on behalf of the Seller or the Issuer under the Bankruptcy Code; or (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Seller or the Issuer or any portion of the property of the Seller or the Issuer. The parties hereto agree that all obligations of the Issuer and the Seller are non-recourse to the Issuer and the Seller except as specifically set forth in the Basic Documents.
SECTION 11.17. Inspection.
The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law, regulation or governmental authority or in connection with litigation, and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder and under the Basic Documents.
SECTION 11.18. Maximum Interest Payable.
The Issuer, the Indenture Trustee and the Holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Indenture, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Indenture, the Notes or any instrument pertaining to or relating to or executed in connection with this Indenture or the Notes shall ever be construed to create a contract to pay interest (or amounts deemed to be interest under applicable law) at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Issuer nor any other party liable or to become liable hereunder, under the Notes or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this Section shall control over all other provisions of this Indenture, the Notes or any other instrument pertaining to or relating to the transactions herein or therein contemplated. If any amount of interest taken or received by the Indenture Trustee or any Holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by the Indenture Trustee or such Holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be automatically applied to the reduction of the principal amount owing under the Notes or if such excessive interest exceeds the unpaid principal balance of the Notes, such excess shall be refunded promptly by the Person receiving such amount to the party paying such amount. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed “interest” shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Indenture. “Applicable law” as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of each State which may be held to be applicable and of the United States of America, and “maximum rate” as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Issuer from time to time with respect to such Notes.
SECTION 11.19. No Legal Title in Holders.
(i)No Holder of a Note shall have legal title to any part of the Trust Property. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Holder of a Note in and to the Trust Property or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Property.
SECTION 11.20. Third Party Beneficiary.
The parties hereto acknowledge and agree that the Noteholders and the Owner Trustee are express third party beneficiaries of this Indenture.
SECTION 11.21. Multiple Roles.
The parties expressly acknowledge and consent to Computershare Trust Company, N.A. acting in the possible dual capacity of successor Servicer and in the capacities of Indenture Trustee, Trust Collateral Agent and Backup Servicer. Computershare Trust Company, N.A. may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by Computershare Trust Company, N.A. of express duties set forth in this Indenture or any other Basic Document in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Computershare Trust Company, N.A.
SECTION 11.22. AML Law.
The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Asset Control (collectively, “AML Law”), the Indenture Trustee is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such identifying information and documentation as the Indenture Trustee may request from time to time in order to enable the Indenture Trustee to comply with all applicable requirements of AML Law.
SECTION 11.23. Concerning the Owner Trustee.
It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by Computershare Delaware Trust Company, not individually or personally but solely in its capacity as trustee on behalf of the Issuer (in such capacity, the “Owner Trustee”), at the direction of the Board of Trustees or its designated agents pursuant to and in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by Computershare Delaware Trust Company or the Owner Trustee but is made and intended for the purpose of binding, and is binding only on, the Issuer, (iii) nothing herein contained shall be construed as creating any obligation or liability on Computershare Delaware Trust Company, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such obligation or liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) Computershare Delaware Trust Company, individually and as Owner Trustee, has made no and will make no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture and (v) under no circumstances shall Computershare Delaware Trust Company or the Owner Trustee be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture, the Notes or any other related documents, as to all of which recourse shall be had solely to the assets of the Issuer. It is expressly understood and agreed that except for those specific duties that the Owner Trustee has expressly undertaken to perform for the Issuer pursuant to the Trust Agreement, the rights, duties and obligations of Issuer hereunder will be exercised and performed by Administrator, Credit Acceptance or other agents on behalf of the Issuer and under no circumstances shall the Owner Trustee have any duty or obligation to monitor, supervise, exercise or perform the rights, duties or obligations of Issuer or the Administrator or any other agents of the Issuer hereunder.

[THIS SPACE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2

By: Computershare Delaware Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Molly Ann Breffitt
Name: Molly Ann Breffitt
Title: Vice President

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Indenture Trustee and as Trust Collateral Agent

By:	/s/ Tracy M. McLamb
Name: Tracy M. McLamb
Title: Vice President

EXHIBIT A-1
FORM OF CLASS A NOTE
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE INDENTURE. BY ITS ACCEPTANCE OF THIS NOTE THE HOLDER OF THIS NOTE IS DEEMED TO REPRESENT TO THE SELLER AND THE INDENTURE TRUSTEE THAT IT IS (I) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (II) SOLELY IN THE CASE OF INITIAL INVESTORS IN THIS NOTE, AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF PARAGRAPHS (1), (2), (3) AND (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS).
NO SALE, PLEDGE OR OTHER TRANSFER OF A NOTE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (A) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) SOLELY IN THE CASE OF INITIAL INVESTORS IN THIS NOTE, OTHERWISE MADE IN A TRANSFER EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR ACCOUNTS OF AN INSTITUTIONAL ACCREDITED INVESTOR. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.
IF THE PURCHASER OR TRANSFEREE OF A CLASS A NOTE, CLASS B NOTE OR CLASS C NOTE OR ANY INTEREST THEREIN IS A BENEFIT PLAN INVESTOR OR A PLAN SUBJECT TO SIMILAR LAW, THEN THE FIDUCIARY OF THE BENEFIT PLAN INVESTOR OR PLAN SUBJECT TO SIMILAR LAW WILL BE DEEMED TO ACKNOWLEDGE AND AGREE THAT NONE OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE, OR THE INITIAL PURCHASERS OR ANY OF THEIR AFFILIATES, OR THE BACKUP SERVICER, THE INDENTURE TRUSTEE, OR THE TRUST COLLATERAL AGENT HAS ACTED OR WILL ACT AS A FIDUCIARY TO
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THE BENEFIT PLAN INVESTOR OR PLAN SUBJECT TO SIMILAR LAW IN CONNECTION WITH ITS INVESTMENT IN THE NOTES.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT AND WARRANT ON EACH DATE ON WHICH THE INVESTOR PURCHASES OR HOLDS THE NOTES OR ANY INTEREST THEREIN THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS NOTE OR ANY INTEREST HEREIN FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A NON-EXEMPT VIOLATION OF SIMILAR LAW.
UNLESS THIS CLASS A NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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REGISTERED
CUSIP NO. 22534R AA7
(Rule 144A)
No. A-1
THE PRINCIPAL OF THIS CLASS A NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
5.01% CLASS A ASSET BACKED NOTES
Credit Acceptance Auto Loan Trust 2026-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED NINETEEN MILLION EIGHT HUNDRED EIGHTY THOUSAND DOLLARS ($319,880,000) payable on each Distribution Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A Notes pursuant to Section 3.1 of the Indenture and Section 5.09 of the Sale and Servicing Agreement until the Class A Note Balance is reduced to zero; provided, however, that the entire unpaid principal amount of this Class A Note shall be due and payable on August 15, 2036 (the “Class A Stated Final Maturity Date”). The Issuer will pay interest on this Class A Note at the rate per annum shown above (the “Class A Note Rate”), which shall be due and payable on each Distribution Date until the principal of this Class A Note is paid, on the principal amount of this Class A Note outstanding on the last day of the immediately preceding Collection Period. Interest on this Class A Note will accrue for each Distribution Date from the preceding Distribution Date to (or, in the case of the initial Distribution Date, from the Closing Date) but excluding the current Distribution Date. Interest will be computed on the basis of a 360-day year and twelve thirty day months.
This Class A Note is one of a duly authorized issue of notes of the Issuer, designated as its 5.01% Class A Asset Backed Notes (the “Class A Notes”), issued under an Indenture dated as of August 20, 2026 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Computershare Trust Company, N.A., as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A Notes. The Class A Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Class A Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.
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The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.
On each Distribution Date, Holders of the Class A Notes will be entitled to the Class A Interest Distributable Amount and the Class A Principal Distributable Amount in accordance with the terms of the Indenture. “Distribution Date” means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing September 15, 2026.
As described above, the entire unpaid principal amount of this Class A Note shall be due and payable on the earlier of the Class A Stated Final Maturity Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A Notes shall be due and payable if an Indenture Event of Default shall have occurred and be continuing, and the Class A Notes have been accelerated subject to the terms of the Indenture.
All principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.
Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Class A Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Class A Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Class A Note and shall specify the place where such Class A Note may be presented and surrendered for payment of such installment. Notices in connection with purchases of Class A Notes shall be mailed to Class A Noteholders as provided in the Indenture.
Distributions required to be made to Class A Noteholders on any Distribution Date shall be made to each Class A Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Class A Noteholder shall have provided to the Note Registrar appropriate written instructions at least ten (10) Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $50,000 and integral multiples of $1,000 or (ii) such Class A Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Class A Noteholder at the address of such holder appearing in the Note Register.
The Issuer shall pay interest on overdue installments of interest on the Class A Notes at the Class A Note Rate to the extent lawful.
As provided in the Indenture, the Class A Notes may be redeemed pursuant to Section 10.1 of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the sum of the Class A Note Balance, the Class B Note Balance and the
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Class C Note Balance is or would, after giving effect to the application of Available Funds (assuming solely for the purpose of determining whether the Servicer may exercise such option with respect to any Distribution Date that the Reserve Account Requirement is zero), be less than or equal to 10% of the sum of the initial Class A Note Balance plus the initial Class B Note Balance plus the initial Class C Note Balance.
As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A Note may be registered on the Note Register upon surrender of this Class A Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Class A Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange of the Class A Notes.
Each Noteholder, by acceptance of a Class A Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or the Trust Collateral Agent or of any successor or assign of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee in its individual capacity, or the Trust Collateral Agent except as any such Person may have expressly agreed (it being understood that the Indenture Trustee or the Trust Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not at any time institute against the Seller or the Issuer or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class A Notes, the Indenture or the Basic Documents. In addition, each Class A Noteholder, by acceptance of a Class A Note, agrees to treat the Class A Notes as indebtedness of the Issuer.
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Prior to the due presentment for registration of transfer of this Class A Note, the Issuer, the Indenture Trustee and the Note Registrar and any agent of the Issuer, the Indenture Trustee and the Note Registrar may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent shall be bound by notice to the contrary.
The term “Issuer” as used in this Class A Note includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Class A Notes under the Indenture.
The Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
This Class A Note and the Indenture shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A Note at the times, place, and rate, and in the coin or currency herein prescribed.
Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Computershare Delaware Trust Company in its individual capacity, or as owner trustee, nor any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class A Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made for the sole purposes of binding the Issuer. The Holder of this Class A Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Indenture Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A Note.
The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and
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private debts. All payments made by the Issuer with respect to this Class A Note shall be applied first to interest due and payable on this Class A Note as provided above and then to the unpaid principal of this Class A Note.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
By:    COMPUTERSHARE DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement
By:
Name:
Title:
Dated:

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class A Notes designated above and referred to in the within-mentioned Indenture.

Date:	COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Indenture Trustee by: Authorized Signatory

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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________
(name and address of assignee)
the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:                1

1    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A Note in every particular, without alteration, enlargement or any change whatsoever.
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EXHIBIT A-2
FORM OF CLASS B NOTE
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE INDENTURE. BY ITS ACCEPTANCE OF THIS NOTE THE HOLDER OF THIS NOTE IS DEEMED TO REPRESENT TO THE SELLER AND THE INDENTURE TRUSTEE THAT IT IS (I) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (II) SOLELY IN THE CASE OF INITIAL INVESTORS IN THIS NOTE, AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF PARAGRAPHS (1), (2), (3) AND (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS).
NO SALE, PLEDGE OR OTHER TRANSFER OF A NOTE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (A) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) SOLELY IN THE CASE OF INITIAL INVESTORS IN THIS NOTE, OTHERWISE MADE IN A TRANSFER EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR ACCOUNTS OF AN INSTITUTIONAL ACCREDITED INVESTOR. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.
IF THE PURCHASER OR TRANSFEREE OF A CLASS A NOTE, CLASS B NOTE OR CLASS C NOTE OR ANY INTEREST THEREIN IS A BENEFIT PLAN INVESTOR OR A PLAN SUBJECT TO SIMILAR LAW, THEN THE FIDUCIARY OF THE BENEFIT PLAN INVESTOR OR PLAN SUBJECT TO SIMILAR LAW WILL BE DEEMED TO ACKNOWLEDGE AND AGREE THAT NONE OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE, OR THE INITIAL PURCHASERS OR ANY OF THEIR AFFILIATES, OR THE BACKUP SERVICER, THE INDENTURE TRUSTEE, OR THE TRUST COLLATERAL AGENT HAS ACTED OR WILL ACT AS A FIDUCIARY TO
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THE BENEFIT PLAN INVESTOR OR PLAN SUBJECT TO SIMILAR LAW IN CONNECTION WITH ITS INVESTMENT IN THE NOTES.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT AND WARRANT ON EACH DATE ON WHICH THE INVESTOR PURCHASES OR HOLDS THE NOTES OR ANY INTEREST THEREIN THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS NOTE OR ANY INTEREST HEREIN FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A NON-EXEMPT VIOLATION OF SIMILAR LAW.
UNLESS THIS CLASS B NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS B NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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REGISTERED
CUSIP NO. 22534R AC3
(Rule 144A)
No. B-1
THE PRINCIPAL OF THIS CLASS B NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. IN ADDITION, THE PAYMENT OF PRINCIPAL AND INTEREST, RESPECTIVELY, ON THIS CLASS B NOTE IS SUBORDINATE TO THE PRIOR PAYMENT OF THE PRINCIPAL OF AND INTEREST ON THE CLASS A NOTES, RESPECTIVELY, AS PROVIDED IN THE INDENTURE.
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
5.29% CLASS B ASSET BACKED NOTES
Credit Acceptance Auto Loan Trust 2026-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED SEVENTEEN MILLION THREE HUNDRED THOUSAND DOLLARS ($117,300,000) payable on each Distribution Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.1 of the Indenture and Section 5.09 of the Sale and Servicing Agreement until the Class B Note Balance is reduced to zero; provided, however, that the entire unpaid principal amount of this Class B Note shall be due and payable on October 15, 2036 (the “Class B Stated Final Maturity Date”). The Issuer will pay interest on this Class B Note at the rate per annum shown above (the “Class B Note Rate”), which shall be due and payable on each Distribution Date until the principal of this Class B Note is paid, on the principal amount of this Class B Note outstanding on the last day of the immediately preceding Collection Period. Interest on this Class B Note will accrue for each Distribution Date from the preceding Distribution Date to (or, in the case of the initial Distribution Date, from the Closing Date) but excluding the current Distribution Date. Interest will be computed on the basis of a 360-day year and twelve thirty day months.
This Class B Note is one of a duly authorized issue of notes of the Issuer, designated as its 5.29% Class B Asset Backed Notes (the “Class B Notes”), issued under an Indenture dated as of August 20, 2026 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Computershare Trust Company, N.A., as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class B Notes. The Class B Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Class B Note that are defined in
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the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.
The Class B Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.
On each Distribution Date, Holders of the Class B Notes will be entitled to the Class B Interest Distributable Amount and the Class B Principal Distributable Amount in accordance with the terms of the Indenture. “Distribution Date” means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing September 15, 2026.
As described above, the entire unpaid principal amount of this Class B Note shall be due and payable on the earlier of the Class B Stated Final Maturity Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class B Notes shall be due and payable if an Indenture Event of Default shall have occurred and be continuing, and the Class B Notes have been accelerated subject to the terms of the Indenture.
All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.
Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Class B Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Class B Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Class B Note and shall specify the place where such Class B Note may be presented and surrendered for payment of such installment. Notices in connection with purchases of Class B Notes shall be mailed to Class B Noteholders as provided in the Indenture.
Distributions required to be made to Class B Noteholders on any Distribution Date shall be made to each Class B Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Class B Noteholder shall have provided to the Note Registrar appropriate written instructions at least ten (10) Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $50,000 and integral multiples of $1,000 or (ii) such Class B Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Class B Noteholder at the address of such holder appearing in the Note Register.
The Issuer shall pay interest on overdue installments of interest on the Class B Notes at the Class B Note Rate to the extent lawful.
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As provided in the Indenture, the Class B Notes may be redeemed pursuant to Section 10.1 of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance is or would, after giving effect to the application of Available Funds (assuming solely for the purpose of determining whether the Servicer may exercise such option with respect to any Distribution Date that the Reserve Account Requirement is zero), be less than or equal to 10% of the sum of the initial Class A Note Balance plus the initial Class B Note Balance plus the initial Class C Note Balance.
As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class B Note may be registered on the Note Register upon surrender of this Class B Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Class B Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class B Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange of the Class B Notes.
Each Noteholder, by acceptance of a Class B Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or the Trust Collateral Agent or of any successor or assign of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee in its individual capacity, or the Trust Collateral Agent except as any such Person may have expressly agreed (it being understood that the Indenture Trustee or the Trust Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Each Class B Noteholder, by acceptance of a Class B Note, covenants and agrees that by accepting the benefits of the Indenture that such Class B Noteholder will not at any time institute against the Seller or the Issuer or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection
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with any obligations relating to the Class B Notes, the Indenture or the Basic Documents. In addition, each Class B Noteholder, by acceptance of a Class B Note, agrees to treat the Class B Notes as indebtedness of the Issuer.
Prior to the due presentment for registration of transfer of this Class B Note, the Issuer, the Indenture Trustee and the Note Registrar and any agent of the Issuer, the Indenture Trustee and the Note Registrar may treat the Person in whose name this Class B Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class B Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent shall be bound by notice to the contrary.
The term “Issuer” as used in this Class B Note includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Class B Notes under the Indenture.
The Class B Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
This Class B Note and the Indenture shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
No reference herein to the Indenture and no provision of this Class B Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class B Note at the times, place, and rate, and in the coin or currency herein prescribed.
Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Computershare Delaware Trust Company in its individual capacity, or as owner trustee, nor any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class B Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made for the sole purposes of binding the Issuer. The Holder of this Class B Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Indenture Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for
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any and all liabilities, obligations and undertakings contained in the Indenture or in this Class B Note.
The principal of and interest on this Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class B Note shall be applied first to interest due and payable on this Class B Note as provided above and then to the unpaid principal of this Class B Note.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
By:    COMPUTERSHARE DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement
By:
Name:
Title:
Dated:
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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class B Notes designated above and referred to in the within-mentioned Indenture.
Date:    COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Indenture Trustee by:
    Authorized Signatory
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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________
(name and address of assignee)
the within Class B Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Class B Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:                2

2    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class B Note in every particular, without alteration, enlargement or any change whatsoever.
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EXHIBIT A-3
FORM OF CLASS C NOTE
THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE INDENTURE. BY ITS ACCEPTANCE OF THIS NOTE THE HOLDER OF THIS NOTE IS DEEMED TO REPRESENT TO THE SELLER AND THE INDENTURE TRUSTEE THAT IT IS (I) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OR (II) SOLELY IN THE CASE OF INITIAL INVESTORS IN THIS NOTE, AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF PARAGRAPHS (1), (2), (3) AND (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS).
NO SALE, PLEDGE OR OTHER TRANSFER OF A NOTE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (A) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) SOLELY IN THE CASE OF INITIAL INVESTORS IN THIS NOTE, OTHERWISE MADE IN A TRANSFER EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR ACCOUNTS OF AN INSTITUTIONAL ACCREDITED INVESTOR. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE NOTES FOR ALL PURPOSES.
IF THE PURCHASER OR TRANSFEREE OF A CLASS A NOTE, CLASS B NOTE OR CLASS C NOTE OR ANY INTEREST THEREIN IS A BENEFIT PLAN INVESTOR OR A PLAN SUBJECT TO SIMILAR LAW, THEN THE FIDUCIARY OF THE BENEFIT PLAN INVESTOR OR PLAN SUBJECT TO SIMILAR LAW WILL BE DEEMED TO ACKNOWLEDGE AND AGREE THAT NONE OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE, OR THE INITIAL PURCHASERS OR ANY OF THEIR AFFILIATES, OR THE BACKUP SERVICER, THE INDENTURE TRUSTEE, OR THE TRUST COLLATERAL AGENT HAS ACTED OR WILL ACT AS A FIDUCIARY TO
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THE BENEFIT PLAN INVESTOR OR PLAN SUBJECT TO SIMILAR LAW IN CONNECTION WITH ITS INVESTMENT IN THE NOTES.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT AND WARRANT ON EACH DATE ON WHICH THE INVESTOR PURCHASES OR HOLDS THE NOTES OR ANY INTEREST THEREIN THAT EITHER (I) IT IS NOT, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS NOTE OR ANY INTEREST HEREIN FOR, ON BEHALF OF OR WITH ANY ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, OR A PLAN OR OTHER ARRANGEMENT SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR A NON-EXEMPT VIOLATION OF SIMILAR LAW.
UNLESS THIS CLASS C NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS C NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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REGISTERED
CUSIP NO. 22534R AE9
(Rule 144A)
No. C-1

THE PRINCIPAL OF THIS CLASS C NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS C NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. IN ADDITION, THE PAYMENT OF PRINCIPAL AND INTEREST, RESPECTIVELY, ON THIS CLASS C NOTE IS SUBORDINATE TO THE PRIOR PAYMENT OF THE PRINCIPAL OF AND INTEREST ON THE CLASS A NOTES AND THE CLASS B NOTES, RESPECTIVELY, AS PROVIDED IN THE INDENTURE.
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
5.51% CLASS C ASSET BACKED NOTES
Credit Acceptance Auto Loan Trust 2026-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED SIXTY-TWO MILLION EIGHT HUNDRED TWENTY THOUSAND DOLLARS ($162,820,000) payable on each Distribution Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class C Notes pursuant to Section 3.1 of the Indenture and Section 5.09 of the Sale and Servicing Agreement until the Class C Note Balance is reduced to zero; provided, however, that the entire unpaid principal amount of this Class C Note shall be due and payable on December 15, 2036 (the “Class C Stated Final Maturity Date”). The Issuer will pay interest on this Class C Note at the rate per annum shown above (the “Class C Note Rate”), which shall be due and payable on each Distribution Date until the principal of this Class C Note is paid, on the principal amount of this Class C Note outstanding on the last day of the immediately preceding Collection Period. Interest on this Class C Note will accrue for each Distribution Date from the preceding Distribution Date to (or, in the case of the initial Distribution Date, from the Closing Date) but excluding the current Distribution Date. Interest will be computed on the basis of a 360-day year and twelve thirty day months.
This Class C Note is one of a duly authorized issue of notes of the Issuer, designated as its 5.51% Class C Asset Backed Notes (the “Class C Notes”), issued under an Indenture dated as of August 20, 2026 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Computershare Trust Company, N.A., as indenture trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class C Notes. The Class C Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Class C Note that are defined in
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the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.
The Class C Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.
On each Distribution Date, Holders of the Class C Notes will be entitled to the Class C Interest Distributable Amount and the Class C Principal Distributable Amount in accordance with the terms of the Indenture. “Distribution Date” means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing September 15, 2026.
As described above, the entire unpaid principal amount of this Class C Note shall be due and payable on the earlier of the Class C Stated Final Maturity Date and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class C Notes shall be due and payable if an Indenture Event of Default shall have occurred and be continuing, and the Class C Notes have been accelerated subject to the terms of the Indenture.
All principal payments on the Class C Notes shall be made pro rata to the Class C Noteholders entitled thereto.
Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Class C Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Class C Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Class C Note and shall specify the place where such Class C Note may be presented and surrendered for payment of such installment. Notices in connection with purchases of Class C Notes shall be mailed to Class C Noteholders as provided in the Indenture.
Distributions required to be made to Class C Noteholders on any Distribution Date shall be made to each Class C Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Class C Noteholder shall have provided to the Note Registrar appropriate written instructions at least ten (10) Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $50,000 and integral multiples of $1,000 or (ii) such Class C Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Class C Noteholder at the address of such holder appearing in the Note Register.
The Issuer shall pay interest on overdue installments of interest on the Class C Notes at the Class C Note Rate to the extent lawful.
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As provided in the Indenture, the Class C Notes may be redeemed pursuant to Section 10.1 of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance is or would, after giving effect to the application of Available Funds (assuming solely for the purpose of determining whether the Servicer may exercise such option with respect to any Distribution Date that the Reserve Account Requirement is zero), be less than or equal to 10% of the sum of the initial Class A Note Balance plus the initial Class B Note Balance plus the initial Class C Note Balance.
As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class C Note may be registered on the Note Register upon surrender of this Class C Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Class C Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class C Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange of the Class C Notes.
Each Noteholder, by acceptance of a Class C Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or the Trust Collateral Agent or of any successor or assign of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee in its individual capacity, or the Trust Collateral Agent except as any such Person may have expressly agreed (it being understood that the Indenture Trustee or the Trust Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Each Class C Noteholder, by acceptance of a Class C Note, covenants and agrees that by accepting the benefits of the Indenture that such Class C Noteholder will not at any time institute against the Seller or the Issuer or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection
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with any obligations relating to the Class C Notes, the Indenture or the Basic Documents. In addition, each Class C Noteholder, by acceptance of a Class C Note, agrees to treat the Class C Notes as indebtedness of the Issuer.
Prior to the due presentment for registration of transfer of this Class C Note, the Issuer, the Indenture Trustee and the Note Registrar and any agent of the Issuer, the Indenture Trustee and the Note Registrar may treat the Person in whose name this Class C Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class C Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar nor any such agent shall be bound by notice to the contrary.
The term “Issuer” as used in this Class C Note includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Class C Notes under the Indenture.
The Class C Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.
This Class C Note and the Indenture shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.
No reference herein to the Indenture and no provision of this Class C Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class C Note at the times, place, and rate, and in the coin or currency herein prescribed.
Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither Computershare Delaware Trust Company in its individual capacity, or as owner trustee, nor any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class C Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made for the sole purposes of binding the Issuer. The Holder of this Class C Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Indenture Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for
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any and all liabilities, obligations and undertakings contained in the Indenture or in this Class C Note.
The principal of and interest on this Class C Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class C Note shall be applied first to interest due and payable on this Class C Note as provided above and then to the unpaid principal of this Class C Note.
Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class C Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.
CREDIT ACCEPTANCE AUTO LOAN TRUST 2026-2
By:    COMPUTERSHARE DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee under the Trust Agreement
By:
Name:
Title:
Dated:
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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Class C Notes designated above and referred to in the within-mentioned Indenture.
Date:    COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Indenture Trustee by:
    Authorized Signatory
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ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________________
(name and address of assignee)
the within Class C Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Class C Note on the books kept for registration thereof, with full power of substitution in the premises.
Dated:                3
3    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class C Note in every particular, without alteration, enlargement or any change whatsoever.
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EXHIBIT B
FORM OF TRANSFEREE REPRESENTATION LETTER
Date: ___________
Credit Acceptance Corporation
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339

Computershare Trust Company, N.A.
1505 Energy Park Drive
St. Paul, Minnesota 55108
Re:    Credit Acceptance Auto Loan Trust 2026-2, $319,880,000 Class A Asset Backed Notes, $117,300,000 Class B Asset Backed Notes and $162,820,000 Class C Asset Backed Notes
Ladies and Gentlemen:
In connection with our acquisition of the above Class A Asset Backed Notes and/or Class B Asset Backed Notes and/or Class C Asset Backed Notes (“Notes”) we certify that: (a) we understand that the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws and the Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act; (b) we have such knowledge and experience in financial and business matters, and we are a sophisticated institutional investor capable of evaluating the merits and risks of investments in the Notes; (c) we are aware that we (or any investor account on behalf of which the Notes may be purchased) may be required to bear the economic risk of an investment in the Notes for an indefinite period of time, and we are (or such account is) able to bear such risk for an indefinite period; (d) we have received and reviewed a copy of the Private Placement Memorandum, dated August 11, 2026, relating to the Notes, and we have had the opportunity to ask questions of and receive answers from the Issuer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes; (e) we represent and warrant that either (i) we are not, and are not directly or indirectly acquiring the Notes or any interest therein for, on behalf of or with any assets of, any entity that is or will be an employee benefit plan subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets are deemed to include “plan assets” of any such plan, or a plan or other arrangement subject to any provision under any federal, state, local or other laws or regulations that are substantively similar to Section 406 of

ERISA or Section 4975 of the Code (“Similar Law”), or (ii) our acquisition, holding and disposition of the Notes or any interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a non-exempt violation of Similar Law; (f) if we are or will become a Benefit Plan Investor or a Plan subject to Similar Law, then the fiduciary of the Benefit Plan Investor or plan subject to Similar Law making the decision to make an investment in the Notes acknowledges and agrees that none of the Issuer, the Seller, the Servicer, the Owner Trustee, or the Initial Purchasers or any of their affiliates, or the Backup Servicer, the Indenture Trustee, or the Trust Collateral Agent has acted or will act as a fiduciary to the Benefit Plan Investor or plan subject to Similar Law in connection with its investment in the Notes; (g) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Securities Act or that would render the disposition of the Notes a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will we act, nor have we authorized or will we authorize any person to act, in such manner with respect to the Notes; (h) we are: (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and are acquiring the Notes for our own institutional account or for the account or accounts of a qualified institutional buyer or (ii) solely in the case of an initial investor in such Notes, an institutional “accredited investor” within the meaning of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act and are acquiring the Notes for our own institutional account or one or more accounts of an institutional accredited investor and in compliance with the provisions of the Indenture and in compliance with the legends placed on the Notes; and have completed the form of certification to that effect attached hereto as Annex 1, in the case of clause (i) and Annex 2, in the case of clause (ii); and (i) we have had the opportunity to ask questions and request information regarding the Notes, and we have received responses satisfactory to us.
We are aware that the sale to us is being made in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act. We are acquiring the Notes for our own account or for resale pursuant to Rule 144A or another exemption from the registration requirements of the Securities Act and further understand that such Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (i) in a transaction meeting the requirements of Rule 144A, to a person reasonably believed to be a qualified institutional buyer that purchases for its own account (or for the account or accounts of a qualified institutional buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) solely in the case of an initial investor in the Notes, in a transaction meeting an exemption from the registration requirements of the Securities Act, to a person that is an institutional accredited investor that purchases for its own account (or for the account or accounts of an institutional accredited investor).

______        The Purchaser is a “U.S. Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).*

______        The Purchaser is not a “U.S. Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Note Registrar (or its agent) with respect to distributions to be made on the Note(s). The Purchaser has attached hereto either (i) a duly executed IRS Form W-8BEN or W-8BEN-E (or successor form), which identifies such Purchaser as the beneficial owner of the Note(s) and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Note(s) and state that interest and original issue discount on the Notes is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Note Registrar updated IRS Forms W-8BEN, IRS Forms W-8BEN-E or IRS Forms W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Note Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Note Registrar.4
For this purpose, “U.S. Person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).
We acknowledge that restrictive legends have been placed on our Notes relating to the foregoing and we are not in violation thereof; and we understand the above addressees and others are relying on our acknowledgments, representations, warranties or agreements in this letter and agree to promptly notify such addressees if any of the acknowledgments, representations, warranties or agreements made or deemed to have been made by us in connection with our purchase of the Notes are no longer accurate.
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* Select the applicable paragraph.

Very truly yours,

[_____________]

By:
      Name:
      Title:

ANNEX 1
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[For Transferees Other Than Registered Investment Companies]
The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Transferee Representation Letter to which this certification relates with respect to the Notes described therein:
1.    As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.
2.    In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $10,000,000.005 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.
_____    Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
_____    Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any state or territory of the United States or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000.00 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
_____    Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution, and (b) has an audited net worth of at least $25,000,000.00 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
5     Buyer must own and/or invest on a discretionary basis at least $100,000,000.00 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000.00 in securities.

_____    Broker dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
_____    Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state or territory of the United States or the District of Columbia.
_____    State or Local Plan. The Buyer is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.
_____    ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
_____    Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.
_____    Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
_____    Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.
_____    Other. The Buyer is an entity all of the equity holders of which are qualified institutional buyers.
3.    The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer; (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer; (iii) securities issued or guaranteed by the United States or any instrumentality thereof; (iv) bank deposit notes and certificates of deposit; (v) loan participations; (vi) repurchase agreements; (vii) securities owned but subject to a repurchase agreement; and (viii) currency, interest rate and commodity swaps.
4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in
ANNEX 1 - 2

determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.
5.    The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.
6.    Until the date of purchase of the Notes, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.
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ANNEX 1 - 3

[_______________________]
By:
      Name:
      Title:

ANNEX 1 - 4

ANNEX 2
INSTITUTIONAL ACCREDITED INVESTOR STATUS
[For Transferees Other Than Registered Investment Companies]
The undersigned (the “Purchaser”) hereby certifies as follows to the parties listed in the Transferee Representation Letter to which this certification relates with respect to the Notes described therein:
1.    As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Purchaser.
2.    In connection with purchases by the Purchaser, the Purchaser is an institutional “accredited investor” within the meaning of paragraphs (1), (2), (3) and (7) of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), because the Purchaser satisfies the criteria in the category marked below.
_____    Corporation, etc. The Purchaser (i) is a corporation (other than a bank, savings and loan association or similar institution), partnership, limited liability company, business trust or tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; (ii) has total assets in excess of $5,000,000; and (iii) was not formed for the purpose of investing in the Credit Acceptance Auto Loan Trust 2026-2 (the “Trust”).
_____    Non-Business Trust. The Purchaser (i) is a personal (non-business) trust other than an employee benefit trust and whose decision to invest in the Trust has been directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment; (ii) has total assets in excess of $5,000,000 and (iii) was not formed for the purpose of investing in the Trust.
_____    Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any state or territory of the United States or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000.00 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
_____    Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution, and (b) has an audited net worth of at least $25,000,000.00 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
_____    Broker dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
_____    Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state or territory of the United States or the District of Columbia.
_____    State or Local Plan. The Purchaser (i) is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees and (ii) has total assets in excess of $5,000,000.
_____    ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
_____    Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisors Act of 1940, as amended.
_____    Small Business Investment Company. The Purchaser is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
_____    Business Development Company. The Purchaser is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.
_____    Other. The Purchaser is an entity in which all of the equity holders are institutional accredited investors.
3.    The Purchaser acknowledges that it is familiar with the exemption that is being relied upon in connection with the sale to it and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein.
4.    Until the date of purchase of the Notes, the Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Notes will constitute a reaffirmation of this
ANNEX 2 - 2

certification as of the date of such purchase. In addition, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties updated annual financial statements promptly after they become available.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

ANNEX 2 - 3

[_______________________]
By:
      Name:
      Title:

ANNEX 2 - 4

SCHEDULE A
to Indenture
Perfection Representations, Warranties and Covenants
In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Trust, the Trust Collateral Agent and the Indenture Trustee as follows on the Closing Date and on each Distribution Date on which the Trust purchases Loans, in each case only with respect to the Collateral pledged to the Indenture Trustee on the Closing Date or the relevant Distribution Date:
General
1.    The Indenture creates a valid and continuing security interest (as defined in UCC Section 1-201) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from and assignees of the Trust.
2.    Each Contract constitutes “tangible chattel paper,” “electronic chattel paper” or a “payment intangible”, within the meaning of UCC Section 9-102. Each Loan constitutes a “payment intangible” or a “general intangible” within the meaning of UCC Section 9-102.
3.    Each Dealer Agreement and Purchase Agreement constitutes either a “general intangible,” “tangible chattel paper” or “electronic chattel paper”, within the meaning of UCC Section 9-102.
4.    There is only one original executed copy of each “tangible record” constituting or forming a part of each Contract that is tangible chattel paper and a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Contract that is electronic chattel paper.
5.    The Trust has taken or will take all necessary actions with respect to the Loans to perfect the security interest of the Indenture Trustee in the Loans and in the property securing the Loans.
Creation
1.    The Trust owns and has good and marketable title to the Collateral, free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.
Sch. A - 1

Perfection
1.    The Trust has caused or will have caused, within ten (10) days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee under the Indenture.
2.    With respect to Collateral that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Servicer, in its capacity as custodian for the Trust and the Trust Collateral Agent, and the Trust Collateral Agent has received a written acknowledgment from the Servicer, in its capacity as custodian, that it is holding such tangible chattel paper solely on its behalf and for the benefit of the Trust Collateral Agent, the Seller, the Trust and the relevant Dealer(s). With respect to Collateral that constitutes electronic chattel paper, the Trust Collateral Agent has received a written acknowledgment from the Servicer that it maintains control over such electronic chattel paper, as defined in Section 9-105 of the UCC, for the benefit of the Trust Collateral Agent, the Seller, the Trust and the relevant Dealer(s). All financing statements filed or to be filed against the Trust in favor of the Indenture Trustee in connection with this Indenture describing the Trust Property contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
Priority
1.    Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Property. None of the Originator, the Servicer nor the Seller has authorized the filing of, or is aware of any financing statements against either the Seller, the Originator or the Trust that includes a description of the Collateral and proceeds related thereto other than any financing statement: (i) relating to the sale of the Conveyed Property (as defined in the Sale and Contribution Agreement) by the Originator to the Seller under the Sale and Contribution Agreement; (ii) relating to the security interest granted to the Trust under the Sale and Servicing Agreement; (iii) relating to the security interest granted to the Indenture Trustee under the Indenture; or (iv) that has been terminated or amended to reflect a release of the Collateral.
2.    Neither the Seller, the Originator nor the Trust is aware of any judgment, ERISA or tax lien filings against either the Seller, the Originator or the Trust.
3.    None of the tangible chattel paper or electronic chattel paper that constitutes or evidences the Contracts, the Dealer Agreements or the Purchase Agreements has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Originator, the Servicer, the Seller, the Trust, a collection agent or the Indenture Trustee.
Survival of Perfection Representations
1.    Notwithstanding any other provision of the Sale and Servicing Agreement, the Sale and Contribution Agreement, the Indenture or any other Basic Document, the Perfection
Sch. A - 2

Representations, Warranties and Covenants contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer’s rights to act as such) until such time as all obligations under the Sale and Servicing
Sch. A - 2

Agreement, the Sale and Contribution Agreement and the Indenture have been finally and fully paid and performed.
No Waiver
1.    The parties hereto: (i) shall not, without obtaining a confirmation of the then-current ratings of the Notes, waive any of the Perfection Representations, Warranties or Covenants; and (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, Warranties or Covenants, and shall not, without obtaining a confirmation of the then-current rating of the Notes as determined after any adjustment or withdrawal of the ratings following notice of such breach, waive a breach of any of the Perfection Representations, Warranties or Covenants.

Sch. A - 2